Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

LOAN ORIGINATION AGREEMENT

Dated as of November 5, 2018

by and between

GREENSKY, LLC

and

BMO HARRIS BANK N.A.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

LOAN ORIGINATION AGREEMENT

THIS LOAN ORIGINATION AGREEMENT dated as of November 5, 2018 (the “Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its Affiliates that provide, directly or indirectly, any of the services contemplated hereby, “Servicer”), and BMO HARRIS BANK N.A., a national banking association (“Lender”). As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, and administrative services and a technology platform to lenders in connection with lenders originating consumer loans, primarily through a network of Program Merchants and Sponsors (as defined herein) or through consumer direct channels (the “GreenSky® Program”); and

WHEREAS, the GreenSky® Program is administered by Servicer on behalf and under the direction and control of federally-insured, federal- and state-chartered lenders participating in the GreenSky® Program; and

WHEREAS, Lender has conducted due diligence regarding the GreenSky® Program and its suitability for Lender, and Lender desires to participate in the GreenSky® Program by extending loans directly to consumers on the terms provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Servicer and Lender as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

“Action Plan” shall have the meaning set forth in Section 5.03(f)(ii).

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Anti-Money Laundering Laws” shall have the meaning given to such term in Section 5.01(a)(iii).

“Approved AWS Regions” means the AWS Region where the Production Site is located (the [*****] AWS Region as of the Effective Date) and the AWS Region where the Disaster Recovery Site is located (the [*****] AWS Region as of the Effective Date).

“Audit” shall have the meaning set forth in Section 5.03(a) of this Loan Origination Agreement.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Auditors” shall have the meaning set forth in Section 5.03(a) of this Loan Origination Agreement.

“AWS” means Amazon Web Services, Inc.

“AWS Organizational Audit” means AWS’s annual SSAE SOC 1 and 2 reports and ISO 27001, 27017 and 27018 Certifications covering the Approved AWS Regions, or substantially equivalent documents.

“AWS Services” has the meaning set out in Section 5.06(a) of this Loan Origination Agreement.

“Bank Regulator” means any Governmental Authority in Canada or the United States charged with the regulation of financial institutions and that has jurisdiction over a Party, including, without limitation, (a) in Canada, the Office of the Superintendent of Financial Institutions, (b) in the United States, the Federal Depository Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Financial Institutions Examination Council, the Consumer Financial Protection Bureau, and (c) any successor or newly created Governmental Authorities in the United States or Canada charged with the regulation of financial institutions and that has jurisdiction over a Party.

“BMO Financial Group” means Lender and its Affiliates.

“BMO Financial Group Data” means all Confidential Information that: (a) BMO Financial Group provides to Servicer in connection with the Services under this Loan Origination Agreement or the Loan Services provided under the Servicing Agreement, (b) relates to Loans, including Personal Information, or (c) results from the processing of the information referred to in (a) or (b) above; provided, however, for the sake of clarity, the Parties acknowledge and agree that the forms and templates of documents and information generally used for the GreenSky® Program shall not constitute BMO Financial Group Data. All Personal Information, Reports and Records are BMO Financial Group Data. Personal Information related to a Loan is not BMO Financial Group Data until after the Loan is assigned to Lender through the GreenSky® Program.

“Borrower” shall mean, with respect to any Loan, the Person or Persons obligated to make payments with respect to such Loan, including any co-borrowers.

“Business Day” shall mean a day that Lender is open for business but excluding Saturdays, Sundays and legal holidays.

“Change” means a change to the Services or Loan Services.

“Commitment Amount” shall have the meaning set forth in Section 2.01(a).

“Confidential Information” shall mean all non-public information that the Disclosing Party provides to the Receiving Party in connection with this Loan Origination Agreement and includes (a) all documents, materials, data, and/or information in whatever form or format (including without limitation electronic media) that relates to the business systems, practices, documents, reports, plans, proposals, forecasts, personnel, policies, training materials, complaints, or business continuity plans of the disclosing party and that is not generally known to the public, and (b) information that the Disclosing Party designates in writing as confidential or proprietary information or that the Receiving Party reasonably should know is confidential or proprietary information.  Lender’s Confidential Information includes, (a) all BMO Financial Group Data, and (b) all documents, materials, data, and/or information in whatever form or format (including without limitation electronic media) that relates to Loans and/or Loan Applications. Servicer’s Confidential Information includes the forms and templates of documents generally

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

used for the GreenSky® Program. Notwithstanding the foregoing, the following shall not constitute Confidential Information:  (i) information that the Receiving Party receives from a third party, if the Receiving Party does not know that the third party is bound by any confidentiality obligation to the Disclosing Party regarding the information, (ii) information that is or becomes public other than as a result of breach of this Loan Origination Agreement by Receiving Party, or (iii) information that the Receiving Party can demonstrate that it developed without reference to the information received from the Disclosing Party or knew before it was disclosed by the Disclosing Party.  Personal Information will be treated as Confidential Information by the parties even if the foregoing sentence applies.

“Credit Policy” shall mean the Lender’s credit policy for the GreenSky® Program as set forth in Schedule A.
“Customer Complaint” means any verbal or written statement where a prospective applicant, co-applicant or Borrower for a Loan (either directly or indirectly through a representative, government agency, or consumer protection agency) expresses dissatisfaction due to any action or omission of a Program Merchant, Servicer or any Affiliates or Subcontractors retained to provide Services under this Loan Origination Agreement, other than (i) routine billing error disputes, (ii) routine credit reporting inquiries or (iii) other routine disputes that are resolved through the initial customer interaction.

“Deficiency Notice” has the meaning set out in Section 5.03(f)(i).

“De-identified Data” means data associated with a Loan that does not identify an individual and with respect to which there is no reasonable basis to believe that the information in Servicer’s possession can be used to identify an individual and that does not constitute non-public personal information as defined pursuant to the Gramm-Leach-Bliley Act, and includes aggregate performance data related to the Services.

“Disaster Recovery Site” means the data center where the version of the Licensed Technology (including the website used by Borrowers) which is used in the event the Production Site is unavailable is hosted. The Disaster Recovery Site: (a) hosts BMO Financial Group Data as a back-up location (except when the Production Site is unavailable, then it is a production facility for BMO Financial Group Data), (b) is geographically remote from the Production Site, and (c) is located in the [*****] AWS Region as of the Effective Date.

“Disclosing Party” means the party who discloses, or whose Representatives disclose, Confidential Information.

“Disclosures” means any disclosures and notices required under applicable Law in connection with the solicitation, application, processing and origination of Loans under the GreenSky® Program, including, but not limited to, any disclosures specifically applicable to Loans under the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act non-discrimination and notice requirements, and Electronic Funds Transfer Act notice requirements (if applicable).

“Dispute Resolution Process” shall have the meaning set forth in Section 3 of Schedule G.

“Dissolution Event” shall have the meaning set forth in Section 6.04.

“Economic Participation” means an economic participation consisting of a 100% interest in the economic rights in a Loan, including the right to receive all payments, including without limitation principal, interest and fees, related to such Loan, and to the extent permitted by applicable Law, all claims, suits, causes of action and any other right of Lender as the seller of such participation, whether known or unknown, against the Borrower of such Loan

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

arising under or in connection with the loan agreement and other documents evidencing such Loan or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby. For the avoidance of doubt, an Economic Participation in a Loan shall not include title to the Loan.

“Financial Condition Event” shall have the meaning set forth in Section 6.06.

“Financial Controls Organizational Audit” means a Statement on Standards for Attestation Engagements (SSAE) No. 18, SOC 1, Type 2 Report obtained by Servicer which (i) is prepared in accordance with the relevant professional standards and (ii) covers at least six months of Lender’s current fiscal year (which is November 1st to October 31st).

“Governmental Authority” shall mean any federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other regulatory entity asserting jurisdiction over either Party or the activities of either Party.

“GreenSky® Program Funding Clearing Account” shall mean the funding clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky® Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), in order to receive funds from lenders in the GreenSky® Program for disbursement to or on behalf of borrowers. Servicer shall maintain appropriate records of all amounts deposited by lenders into the GreenSky® Program Funding Clearing Account in order to identify and track funds deposited by Lender to be used to fund Loans under this Loan Origination Agreement, including the PFB.

“GreenSky® Program Intellectual Property” shall have the meaning set forth in Section 4.01(j).

“Improper Loan” shall mean any Loan originated (i) in violation of applicable Law, or (ii) in violation in a material respect of the terms of this Loan Origination Agreement as a result of Servicer’s actions or omissions. For the avoidance of doubt, a Loan that is originated in violation of applicable Law or the terms of this Loan Origination Agreement as a result of Lender’s actions or omissions (including, without limitation, as a result of a breach of Lender’s representations or warranties in this Loan Origination Agreement) shall not constitute an Improper Loan.

“Information Security and Privacy Requirements” means the obligations and requirements set forth in Schedule E.

“Intellectual Property Rights” means any and all intellectual property rights, including, patents, copyrights, moral rights, trade secrets, trademarks, service marks, inventions, design rights and any other proprietary rights provided under applicable Law in respect of intellectual property.
“IS Controls Organizational Audit” means a Statement on Standards for Attestation Engagements (SSAE) No. 18 (or the most current version), SOC 2, Type 2 examination, which covers all Sites (excluding Sites covered by the AWS Organizational Audit) providing material information systems services that are used to provide Services under this Loan Origination Agreement and the Loan Services under the Servicing Agreement, as listed in such report.

“Law” shall mean any United States federal, state and local code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to the GreenSky® Program, the Loans, or a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any United States Governmental Authority.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Lender” shall have the meaning set forth in the Recitals hereto.

“Lender Indemnified Parties” shall have the meaning set forth in Section 3.02(a).

“Licensed Technology” shall have the meaning set forth in Section 5.04.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Loan” shall mean a loan originated pursuant to this Loan Origination Agreement for the purpose of purchasing goods and/or services from Program Merchants, and other loans acquired by Lender where Lender and Servicer agree in writing that such loans shall be treated as Loans under this Loan Origination Agreement, together with any amounts, including interest, fees and other charges, generated with respect thereto; provided, that any Loans that are transferred or that an Economic Participation interest therein is transferred to Servicer or any other Person (other than transfers of Loans by Lender contemplated by Section 7.05 where the transferee agrees to be bound by the terms of this Loan Origination Agreement and the Servicing Agreement) shall, upon such transfer, be disregarded for the purposes of the calculation of Outstanding Balance and the calculation of the available Commitment Amount.

“Loan Agreement” means the form of Loan agreement, substantially in the form attached hereto as Schedule C (or such other form as may be approved by the Parties), that complies with the terms set forth in Schedule A and which will be executed and delivered by each eligible Borrower in order to obtain a Loan.
“Loan Application” means a Loan application utilized in connection with the Services and presented to an applicant for a Loan and any potential co-applicants, if applicable, through the Licensed Technology which captures all of the demographic and other information from each applicant/co-applicant necessary to determine whether each applicant/co-applicant meets the Underwriting Criteria for the requested Loan and is an eligible Borrower.
“Loan Origination Agreement” shall mean this Loan Origination Agreement and the schedules hereto and all amendments hereto or thereto.

“Loan Services” shall have the meaning given to such term in the Servicing Agreement.

“Lockbox” shall have the meaning given to such term in the Servicing Agreement.

“Mandatory Change” means a Change required for Lender or Servicer to comply with applicable Laws [*****].

“Material Subcontractors” means Subcontractors that provide a significant aspect of the Services taken as a whole or have logical or physical access to BMO Financial Group Data.

“Monthly Accounting” shall have the meaning given to such term in the Servicing Agreement.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Noncompliance Event” shall have the meaning given to such term in Section 5.03(f).

“OFAC list” shall have the meaning given to such term in Section 5.01(a)(iii).

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any United States federal, state or local court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

“Organizational Audit” means one or more of an IS Controls Organizational Audit and/or a Financial Controls Organizational Audit.

“Outstanding Balance” shall mean, as of any specified date, the original principal amount of a Loan plus any additional Loan draws (if any) plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan.

“Outstanding Principal Balance” means, as of any specified date, the original principal amount of a Loan plus any additional Loan draws minus any payments, credits, or other amounts credited against the principal.

“Performance Fee” shall have the meaning given to such term in the Servicing Agreement.

“Performance Termination Event” shall have the meaning given to such term in Section 6.02.

“Performance Threshold” shall mean the annualized monthly Portfolio Credit Losses as a percentage of the aggregate Outstanding Balances of all Loans measured at month-end on a rolling three months basis.

“Permit” shall mean any United States federal, state and local governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.
“Personal Information” means, with respect to any Borrower or any applicant whose application is assigned to Lender, any non-public personal information and consumer reports about an individual, whether in paper, electronic or other form, as those terms are defined by Subtitle A of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and any applicable Privacy Laws, or personal information through which an individual can be identified, whether or not publicly available.
“Personnel” shall mean any Servicer employees, officers, directors, agents and independent contractors engaged in connection with providing Services under this Loan Origination Agreement.
“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to (a) the aggregate Outstanding Balances of all Loans (i) that, as of the last day of such month, were 4 or more payments past due, or (ii) that, during such month, Servicer charged off as a result of the sole Borrower or all co-Borrowers (as applicable) being the subject of a bankruptcy or similar proceeding or having died, plus (b) the portions of the Outstanding Balance of all Loans that were waived, compromised or forgiven during such month, in each case without duplication. For the avoidance of doubt, in no event shall the Portfolio Credit Losses for a particular month include

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

any amounts that previously were included in Portfolio Credit Losses for a prior month or for which Lender otherwise was compensated.

“Prime Rate” shall mean, as of any specified date, the “prime rate” as published in the “Money Rates” table in The Wall Street Journal on such date. If more than one prime rate is published in the “Money Rates” table, the highest of those rates will be the Prime Rate for purposes of this Loan Origination Agreement. If The Wall Street Journal ceases to publish a “Money Rates” table or if a prime rate is no longer included in the rates published therein, Lender and Servicer shall agree on a substitute that is a comparable index.

“Privacy Laws” means United States state and federal laws governing privacy, data protection and information security which are and may in the future be applicable to the Parties, the GreenSky® Program, the Processing Procedures and Loans originated thereunder, along with the Services provided by Servicer hereunder, including, without limitation, the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., as such law may be amended from time to time, and all regulations and guidelines promulgated thereunder, as such regulations and guidelines may be amended or supplemented from time to time, including without limitation the “red flag” guidelines promulgated under Section 114 of the Fair and Accurate Credit Transactions Act of 2003 and the Interagency Guidelines Establishing Standards for Safeguarding Borrower Information”, 66 Fed. Reg. 8616, February 1, 2001 and Interagency Guidelines Establishing Information Security Standards (69 Fed. Reg. 77610, December 28, 2004).
“Processing Procedures” means the procedures for the processing of Loan Applications, the review, approval or disapproval of Loans, the preparation and documentation of Program Materials, the review, verification and acceptance process used for electronic signatures, and the disbursement of Settlement Amounts, all of which will occur through the Licensed Technology and other Services provided hereunder.
“Production Site” means the data center where BMO Financial Group Data is ordinarily hosted, along with the version of the Licensed Technology (including the website used by Borrowers) which is ordinarily used to provide the Services is hosted. The Production Site is located in the [*****] AWS Region as of the Effective Date.

“Program Agreements” shall mean the agreements entered into from time to time between Servicer (or its Affiliates) and Program Merchants under which loans originated through the GreenSky® Program by participating lenders will be offered to the Program Merchants’ customers to fund purchases of goods or services from such Program Merchants.

“Program Materials” means the Loan Application and Loan Agreement for Loans, together with all other documents and materials used in connection with the application for and origination of Loans and the performance of the Services by Servicer hereunder, including without limitation, Disclosures, other notices required by applicable Law, and all other Loan materials.
“Program Merchants” shall mean manufacturers, dealers, merchants, providers, distributors, retailers, contractors or installers of goods or services in the home improvement industry vertical (and such other industry verticals as Lender may agree to in writing from time to time) that have been approved in accordance with the Program Merchant Underwriting Process and have entered into Program Agreements.

“Program Merchant Underwriting Process” means Servicer’s Program Merchant risk management policy/underwring policy provided to Lender as of the Effective Date, as it may be modified by Servicer from time to time (subject to the terms of this Loan Origination Agreement).

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Receiving Party” means the Party who receives, or whose Representatives receive, Confidential Information.

“Record” means information related to a Loan or Borrower which is recorded in a tangible medium and which the Parties agree is a “Record”, including the categories of information set forth in the Record Retention Policy. Indexes of the Records are also considered “Records.”

“Records Hold” means a notice (which may be sent by email) from Lender, sent in accordance with its customary practices, instructing Servicer to cease normal Records destruction practices with respect to certain Records, until further notice. Records Holds are commonly sent due to actual or anticipated investigations, audits, litigation or other similar occurrences and expire when such circumstances no longer exist.

“Records Retention Policy” shall have the meaning set forth in Section 5.01(a)(xi).

“Regulatory Termination Event” shall have the meaning given to such term in Section 6.05.

“Reports” shall have the meaning set forth in Section 2.01(e).

“Representatives” means, with respect to a Person, such Person’s Affiliates and its and its Affiliates’ respective employees, officers, directors, agents, and contractors (for clarity, including in the case of Servicer, its Personnel and Subcontractors (and its Subcontractors’ employees, officers, directors, agents and independent contractors engaged in connection with providing Services under this Loan Origination Agreement)).

“Screened Individual” shall have the meaning set forth in Section 5.01(a)(xvi).

“Servicer” shall have the meaning set forth in the Recitals hereto.

“Servicer Default” shall have the meaning given to such term in the Servicing Agreement.

“Servicer Indemnified Parties” shall have the meaning set forth in Section 3.02(b).

“Services” shall mean the Loan origination services to be provided by Servicer in connection with the application for and origination by Lender of Loans under the GreenSky® Program, as described and set forth in this Loan Origination Agreement and on Schedule D, as amended from time to time by the mutual written agreement of the Parties.

“Services Contingency Plan” shall mean Servicer’s disaster recovery and contingency plans and procedures for the continued operation and restoration of the Services provided to Lender in the event of a catastrophic event affecting Servicer’s business operations.

“Servicing Agreement” shall mean the Servicing Agreement by and between Servicer and Lender related to the Loans.

“Servicing Fee” shall have the meaning given to such term in the Servicing Agreement.

“Settlement Amount” shall mean the amounts advanced by Lender or its agent to Borrowers or on behalf of Borrowers that constitute disbursements of Loans to Borrowers.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Settlement Date” shall mean each Business Day on which Servicer notifies Lender of a Settlement Amount as provided in Section 2.01(b)(i) below.

“Site” means the location(s) of Servicer and Material Subcontractors from which the Services or Loan Services, as the case may be, are materially provided, or where BMO Financial Group Data is accessed, processed, or stored in the ordinary course of the performance of the Services or Loan Services, including the Production Site and Disaster Recovery Site.

“Sponsors” shall mean sponsors of Program Merchants that refer Program Merchants to participate in the GreenSky® Program.

“Subcontractors” means subcontractors, consultants, advisors, agents and vendors of Servicer that are performing any of Servicer’s obligations under this Loan Origination Agreement.

“Term” means the period during which this Loan Origination Agreement is in effect.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Underwriting Criteria” shall mean the underwriting standards designated and maintained by Lender for Loans as reflected in Schedule A, as they may be amended from time to time (i) by agreement of the Parties, (ii) by Lender in response to advice or comments received from a Governmental Authority upon 30 days advance written notice to Servicer or (iii) by Lender to the extent required by Law upon written notice to Servicer. In addition, the Underwriting Criteria shall be applied in accordance with the GreenSky® Credit Administration Guide, as may be amended from time to time by Servicer; provided, however, that the Credit Administration Guide may not alter, amend or otherwise modify Lender’s Credit Policy.

“Violation” shall have the meaning set forth in Section 5.01(a)(xiii).

Section 1.02    Other Definitional Provisions.

(a)     All terms defined in this Loan Origination Agreement shall have the defined meanings when used in any certificate, notice, or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)     The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Loan Origination Agreement shall refer to this Loan Origination Agreement as a whole and not to any particular provision of this Loan Origination Agreement; and section and schedule references contained in this Loan Origination Agreement are references to sections and schedules to this Loan Origination Agreement unless otherwise specified.

Section 1.03    Scope and Interpretation.

(a)    Order of Precedence. The following is the order of precedence of documents comprising this Loan Origination Agreement, from highest to lowest:

(i)	The Schedules and any other document attached to the Schedules; and

(ii)	the body of this Loan Origination Agreement.

Subject to subsection (b) below, if there is a conflict among the documents listed above, the document with the higher precedence will govern over the document with the lower precedence, to the extent of the conflict.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(a)    If a provision in the body of this Loan Origination Agreement, or the Schedules, or other document attached to a Schedule, specifically describe a different order of precedence from that set out in subsection (a) above, then that provision will govern.

ARTICLE II

LOAN ORIGINATION RIGHTS & OBLIGATIONS

Section 2.01    Loan Origination Obligations.

(a)    Origination of Loans.

(i)    GreenSky® Program. As program administrator of the GreenSky® Program, Servicer shall use commercially reasonable efforts to maintain and develop the network of Program Merchants participating in the GreenSky® Program as a source for Loans to be made by Lender pursuant to this Loan Origination Agreement.

(ii)    Commitment Amount. Subject to the terms and conditions hereof, during the Term of this Loan Origination Agreement including any renewal of the Term and for such longer periods as specified in Article VI, Lender will fund Loans originated as part of the GreenSky® Program that meet the Underwriting Criteria up to a maximum of $[*****] in aggregate Outstanding Principal Balances owned by Lender at any time (the “Commitment Amount”); provided, however, [*****]. The Commitment Amount may be further increased by written agreement between the Parties.

(iii)    [***Approximately 2 pages redacted***]

(iv)    Loan Origination Services. Servicer shall provide to Lender the Services described and set forth herein and as further described in Schedule D. Servicer will provide the Services in a commercially reasonable manner in accordance with standard industry practices, applicable Law, the Processing Procedures and Lender’s Credit Policy and the Underwriting Criteria. Servicer shall be solely responsible for ensuring that the Program Materials comply in all material respects with all applicable Law, except for Lender’s privacy policy, which will be provided by Lender. Servicer shall be further responsible for the preparation and dissemination of all required Disclosures in accordance in all material respects with applicable Law. Servicer shall also be responsible for ensuring that the Processing Procedures and online application process used by Servicer to originate Loans through the Licensed Technology comply in all material respects with all applicable Law, including Laws governing electronic signatures.
(v)    Loan Terms. Each Loan shall include an interest rate, loan term, repayment and other terms consistent with Schedule A and shall be evidenced by Lender’s Loan Agreement substantially in the form attached hereto as Schedule C (or such other form as may be approved by the Parties) and other customary documentation consistent with Lender’s lending practices.

(b)    Settlement Procedure. No later than 12:00 noon (Eastern time) each Business Day, the “Settlement Date,” Servicer, by electronic transmission, shall provide Lender’s designee with a report setting forth the calculation of the Settlement Amount and the payees thereof, which may be a disbursement account from which further payments are to be made. The Settlement Amount shall be paid by Lender by wire transfer, ACH or direct deposit to the GreenSky® Program Funding Clearing Account, as designated in writing by an authorized officer of Servicer no later than 4:00 p.m. (Eastern time), unless Servicer is late in notifying Lender of the Settlement Amount

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

due on the Settlement Date, in which case Lender shall use all commercially reasonable efforts to send the Settlement Amount within the time period set forth above or as soon thereafter as possible, but no later than 5:00 p.m. (Eastern time) of the next Business Day following such Lender’s receipt of notice from Servicer.

(c)    Pre-Funding Balance for Loans.

[*****]

(d)    GreenSky® Program Accounts. From time to time, Servicer may arrange for one or more financial institutions to act as a custodian or nominee to hold certain of the accounts contemplated by this Loan Origination Agreement or the Servicing Agreement, and, in such event, Lender agrees to enter into customary agreements with Servicer and such financial institutions in furtherance thereof.

(e)    GreenSky® Program Reports. Servicer agrees to timely deliver to Lender periodic reports with respect to applications for and originations of Loans under the GreenSky® Program as set forth on Schedule H, and such other reports as the Parties may agree from time to time, in a mutually agreeable format (collectively, “Reports”). For avoidance of doubt, the Parties may agree in writing on additional reports or modifications to the Reports without requiring a formal amendment to this Loan Origination Agreement.

Section 2.02    Dispute over Settlement Amount.

(a)    In the event Lender disputes the accuracy of the Settlement Amount provided by Servicer, Lender promptly shall notify Servicer, but such notice shall not affect Lender’s obligation for timely payment of the Settlement Amount as provided by Servicer, unless the Settlement Amount would cause the aggregate outstanding principal balances of all outstanding Loans to exceed the Commitment Amount. Payment of any Settlement Amount shall not constitute a waiver by Lender of the right to dispute the accuracy of such Settlement Amount, and any such dispute shall be resolved promptly.

(b)    In the event it is determined that Lender was correct in disputing the accuracy of the Settlement Amount for a given day, Servicer promptly shall remit to Lender the overpayment amount due Lender with interest thereon computed at the per annum rate equal to the Prime Rate in effect on the date the Settlement Amount was paid.

Section 2.03    Improper Loans. If either Lender or Servicer becomes aware of an Improper Loan, it shall provide notice of such Improper Loan to the other Party, and Servicer, in its discretion, shall either (a) cure the circumstance causing the applicable Loan to be an Improper Loan within 30 days of such notice or (b) shall purchase (or cause its designee to purchase) from Lender such Improper Loan by paying Lender an amount equal to the Outstanding Balance of such Improper Loan (except to the extent that Lender previously has been paid for the Outstanding Balance of such Improper Loan pursuant to the Servicing Agreement or otherwise), and in connection therewith Lender shall assign its entire right, title and interest in such Improper Loan to Servicer (or its designee). Notwithstanding the foregoing, if Servicer (or its designee) does not possess the licenses necessary to own such Improper Loan, Lender instead shall grant to Servicer (or its designee) an Economic Participation in such Improper Loan in exchange for Servicer (or its designee) paying Lender an amount equal to the Outstanding Balance of such Improper Loan (except to the extent that Lender previously has been paid for the Outstanding Balance of such Improper Loan pursuant to the Servicing Agreement or otherwise), and if Servicer (or its designee) later obtains the licenses necessary to own such Improper Loan then Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Improper Loan to Servicer (or its designee). Servicer (or its designee) may

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

further assign any Economic Participation it holds in an Improper Loan, and Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Improper Loan to such transferee.

Section 2.04    Allocation of Loans. [*****].

Section 2.05    Portfolio Data. Notwithstanding anything to the contrary contained in this Loan Origination Agreement, but subject to applicable Law, Lender grants Servicer a perpetual (during and after the Term), non-exclusive, non-transferable (except in accordance with the provisions permitting assignment of this Loan Origination Agreement), non-sublicensable, irrevocable license to share De-identified Data associated with the Loans with the Program Merchants and Sponsors, potential and actual financing sources and investors in Servicer’s business, Servicer’s business partners and professional advisors or as required in Servicer’s SEC filings. Servicer may not otherwise transfer, sell, license, disclose or distribute any non-aggregated De-identified Data unless agreed to in writing in advance by Lender or as required by applicable Law or Governmental Authority.

Section 2.06    Non-Exclusivity. Lender understands and agrees that the customer relationships with the Borrowers established as a result of Lender’s participation in the GreenSky® Program are non-exclusive to Lender, and Lender and Servicer shall have the right to market other products and services to Borrowers based upon information obtained with respect to a Loan, or the Borrower’s application for a Loan, subject to Borrower consent, Lender’s privacy policy (to the extent applicable) and compliance with the Privacy Laws (to the extent applicable) and any limitations imposed by any Program Agreement. Notwithstanding the above, Servicer agrees that it will not market financial products or services for the purposes of refinancing or early pay-off of any Loan.

[*****]

Section 2.07    Exclusive Program.

(a)     During the term of this Loan Origination Agreement and for 1 year thereafter, Lender agrees that, other than pursuant to this Loan Origination Agreement, neither it nor its U.S. Affiliates will provide consumer financing for purchases of goods or services in the United States from a Program Merchant [*****].
(b)    During the term of this Loan Origination Agreement and for 1 year thereafter, neither Lender nor its U.S. Affiliates will, directly or indirectly, solicit any Program Merchant or Sponsor that Servicer has previously identified as a participant in the GreenSky® Program to participate in any other consumer financing program.
(c)    Without limitation of Lender’s obligations under Section 7.14 to maintain the confidentiality of Servicer’s Confidential Information, neither Lender nor its Affiliates shall disclose the identity of any Program Merchant or Sponsor that Servicer has previously identified as a participant in the GreenSky® Program to any other consumer finance program, or to any other Person for the purposes of soliciting such Program Merchant or Sponsor to join another consumer finance program.
(d)    [*****]
(e)    [*****]
Section 2.08    Information Sharing. Notwithstanding any provision to the contrary in this Loan Origination Agreement, Lender grants Servicer a perpetual (during and after the Term), non-exclusive, non-transferable (except in accordance with the provisions permitting assignment of this Loan Origination Agreement), non-sublicensable, irrevocable license to share Borrower information with Program Merchants, Sponsors and other financial institutions participating in the GreenSky® Program as permitted by the Gramm-Leach-Bliley Act for the

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

purpose of (i) effecting, administering, and enforcing a loan or other transaction requested or authorized by such Borrower, (ii) protecting against or preventing actual or potential fraud, unauthorized transactions, claims, or other liability, or (iii) sharing such information with persons holding a legal or beneficial interest relating to such Borrower. To facilitate such information sharing, Lender directs Servicer, as its agent and subject to oversight and control by Lender, to share such information with such third parties for the purposes described in this Section 2.08.
Section 2.09    Agency. Notwithstanding anything to the contrary in this Loan Origination Agreement or any other agreement between the Parties, Lender appoints Servicer as Lender’s agent for purposes of the Services.  If Servicer receives funds in connection with the Loans, it will receive such funds as agent of Lender.  Servicer agrees that it will hold such funds solely as agent of Lender, and Servicer disclaims any right, title, or interest in such funds (except to the extent that Servicer has any economic rights to such funds pursuant to this Loan Origination Agreement or the Servicing Agreement). To the extent required by U.S. Generally Accepted Accounting Principles and other applicable standards, Servicer will ensure that its financial statements and other records reflect the fact that all such funds in its possession are not property of Servicer.  Lender agrees that, as between Lender and the Borrower who remits funds to Servicer (or the person on whose behalf such funds are remitted), Lender will consider itself to have received such funds as of receipt by Servicer, to the same extent as if Lender had received such funds directly. To the extent that such funds are remitted to Servicer for the purpose of discharging an obligation to Lender, Lender acknowledges that receipt of such funds by Servicer will discharge this obligation to the same extent as if Lender had received such funds directly. Lender acknowledges that funds delivered by a Borrower to Servicer in respect of a Loan as contemplated by this Loan Origination Agreement are paid to Lender for the purpose of satisfying a preexisting obligation of the Borrower to Lender in respect of such Loan.

ARTICLE III

INDEMNIFICATION AND DAMAGES

Section 3.01    Damages. Subject to Section 3.03, each Party shall be entitled to all monetary and equitable relief awarded to them by an arbitrator or, if applicable, a court, for a breach by the other Party of its representations, warranties, covenants or other agreements contained in this Loan Origination Agreement.

Section 3.02    Indemnification.

(a)    To the fullest extent permitted by law, Servicer hereby agrees to indemnify, defend and hold harmless Lender, its Affiliates, officers, directors, managers, employees and agents (“Lender Indemnified Parties”) from and against any and all losses, liabilities, claims, demands, damages, penalties, fines costs and expenses (including actual, reasonable attorneys’ fees and disbursements) of every, kind, nature and description sustained or incurred by the Lender Indemnified Parties, or any of them, that arise out of or relate to (i) any failure of Servicer to comply with the terms and conditions of this Loan Origination Agreement; (ii) any inaccuracy or breach of any representation, warranty or covenant by Servicer herein; (iii) any negligence, willful misconduct or bad faith by Servicer in connection with the provision of the Services, this Loan Origination Agreement, or the transactions contemplated herein; (iv) any unauthorized disclosure of Confidential Information by Servicer or its agents or representatives or unauthorized access to Servicer’s systems or data as a result of actions or omissions by Servicer resulting in the unauthorized disclosure of Confidential Information; (v) any third party claim that the Services or Servicer’s Intellectual Property Rights used in the performance of the Services infringe any Intellectual Property Rights of a third party (except to the extent of any claim resulting from (A) modifications to any of Servicer’s Intellectual Property Rights by any party other than Servicer or its Personnel or Subcontractors where the Servicer’s Intellectual Property or the Services would not by themselves be infringing, (B) the combination of any of Servicer’s Intellectual Property Rights with other products, processes, or materials not provided by Servicer or its

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Subcontractors where the Servicer’s Intellectual Property or the Services would not by themselves be infringing or (C) a Lender Indemnified Party’s use of any of Servicer’s Intellectual Property Rights in breach of the terms and conditions of this Loan Origination Agreement); and (vi) any failure of Servicer to comply with applicable Law in connection with the provision of the Services, this Loan Origination Agreement, or the transactions contemplated herein. For the avoidance of doubt “cost” includes any costs and/or expenses incurred by a Lender Indemnified Party in responding to subpoenas, civil investigative demands or any other inquiries or proceedings by Governmental Authorities relating to the foregoing.

(b)    To the fullest extent permitted by law, Lender hereby agrees to indemnify, defend and hold harmless Servicer, its Affiliates, officers, directors, managers, employees and agents (“Servicer Indemnified Parties”) from and against any and all losses, liabilities, claims, demands, damages, penalties, fines costs and expenses (including actual, reasonable attorneys’ fees and disbursements) of every, kind, nature and description sustained or incurred by the Servicer Indemnified Parties, or any of them, that arise out of or relate to (i) any failure of Lender to comply with the terms and conditions of this Loan Origination Agreement; (ii) any inaccuracy or breach of any representation, warranty or covenant by Lender herein; (iii) any negligence, willful misconduct or bad faith by Lender in connection with this Loan Origination Agreement, or the transactions contemplated herein; (iv) any unauthorized disclosure of Confidential Information by Lender or its agents or representatives or unauthorized access to Lender’s systems or data as a result of actions or omissions by Lender resulting in the unauthorized disclosure of Confidential Information; and (v) any failure of Lender to comply with applicable Law in connection with this Loan Origination Agreement or the transactions contemplated herein. For the avoidance of doubt “cost” includes any costs and/or expenses incurred by a Servicer Indemnified Party in responding to subpoenas, civil investigative demands or any other inquiries or proceedings by Governmental Authorities relating to the foregoing.

Section 3.03    Types of Damages. Notwithstanding the foregoing, or any breach of contract or other remedies provided for under applicable Law, in no event shall either Party, or any of their respective Affiliates, officers, directors, managers, employees, or agents be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder, except insofar as (a) the Performance Fee and Servicing Fee may be deemed to embody these types of damages, or (b) such damages have been determined by a court of competent jurisdiction to be due to an unrelated third party. Notwithstanding the foregoing, [*****].

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01    Representations and Warranties of Servicer. As of the date hereof and as of each Settlement Date, Servicer hereby represents and warrants to, and agrees with, Lender that:

(a)    Organization. Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Servicer shall be entitled, however, to convert into a Delaware limited liability company or a Georgia or Delaware corporation.

(b)    Capacity; Authority; Validity. Servicer has all necessary company power and authority to enter into this Loan Origination Agreement and to perform all of the obligations to be performed by it under this Loan Origination Agreement. This Loan Origination Agreement and the consummation by Servicer of the transactions contemplated hereby have been duly and validly authorized by all necessary company action on the part of Servicer, and this Loan Origination Agreement has been duly executed and delivered by Servicer and constitutes the valid and

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

binding obligation of Servicer, enforceable against Servicer in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(c)    Conflicts; Defaults. Neither the execution and delivery of this Loan Origination Agreement by Servicer nor the consummation of the transactions contemplated by this Loan Origination Agreement by Servicer will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Servicer is a party or by which Servicer is bound, including without limitation, any Program Agreement, (B) violate the governing documents of Servicer, (C) result in the creation of any lien, charge or encumbrance upon any of the Loans (except pursuant to the terms hereof), (D) require the consent or approval under any judgment, order, writ, decree, permit or license to which Servicer is a party or by which it is bound, or (E) require the consent or approval of any other party to any contract, instrument or commitment to which Servicer is a party or by which it is bound.

(d)    Litigation. There is no claim, or any litigation, proceeding, arbitration, investigation or controversy, pending to which Servicer is a party, or by which it is bound, that materially adversely affects Servicer’s ability to consummate the transactions or obligations contemplated.

(e)    No Consent; Etc. No consent of any Person (including without limitation any equity owner or creditor of Servicer) is required (other than those previously obtained) in connection with the execution or delivery of this Loan Origination Agreement by Servicer, the validity of this Loan Origination Agreement with respect to Servicer, the enforceability of this Loan Origination Agreement against Servicer, the consummation by Servicer of the transactions contemplated hereby or the performance by Servicer of its obligations hereunder, except insofar as the absence thereof would not result in a materially adverse impact on Servicer, Lender or the Loans (taken as a whole).

(f)    Compliance with Law. Servicer has complied in all material respects with all applicable Laws, Orders, judgments, injunctions, decrees or awards to which it is subject and that relate in any way to this Loan Origination Agreement or the performance by Servicer of its obligations hereunder. Servicer has in effect all Permits necessary for it (a) to own, lease, or operate its assets, (b) to carry on its business in all material respects as now conducted and (c) to execute, deliver and perform under this Loan Origination Agreement, in each case except insofar as the absence of any such Permits would not result in a materially adverse impact on Servicer or the Loans (taken as a whole), and such Permits are in full force and effect except insofar as the failure to be in full force and effect would not result in a materially adverse impact on Servicer or the Loans (taken as a whole), and there has occurred no breach or violation of any such Permit in any material respect. Servicer is not in receipt of any written notification or communication from any Governmental Authority (i) asserting that Servicer is not in compliance with any of the Laws or Orders that such Governmental Authority enforces where such noncompliance would have a materially adverse effect on Servicer’s ability to perform its obligations hereunder, (ii) threatening to revoke any Permits that are material to Servicer’s performance of its obligations hereunder, or (iii) requiring Servicer to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts the conduct of its business in a manner that would have a materially adverse effect on the ability of Servicer to perform its obligations hereunder.

(g)    Ownership. Except as otherwise provided herein, upon the funding of a Loan by Lender, Lender shall have full right, title and interest in each such Loan free and clear of all Liens or other encumbrances other than those imposed as a result of Lender’s own actions.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(h)    Accuracy of Information. Assuming the accuracy of the information provided by Borrowers, all information and documentation relating to the Loans submitted to Lender by Servicer pursuant to this Loan Origination Agreement is true and correct in all material respects and accurately reflects the status of each Loan and the indebtedness to which such documentation relates.

(i)Loan Origination Services. At the time of origination, (i) each Loan will be documented using Program Materials in compliance in all material respects with all applicable Law; (ii) the origination of each Loan, including the delivery of all Disclosures, will be conducted in compliance in all material respects with applicable Laws; (iii) the Processing Procedures used for the origination of the Loan will be conducted in accordance in all material respects with applicable Laws, (iv) the terms of the Loan Agreements (as a whole) will be enforceable and prepared in compliance in all material respects with applicable Laws (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally); and (v) Servicer will not discriminate based upon the age, sex, race, national origin, marital status, color, religion or handicapped status of any applicant, co-applicant or Borrower in making such Loan.

(j)    Intellectual Property. To the Servicer’s knowledge, the provision of the Services shall not infringe or violate any Intellectual Property Rights of any third party. Servicer represents and warrants that it owns all right, title and interest in and to, or has the right to use, the information systems and technology, software, tools, methods, forms, processes, procedures, workflows, data formats, reports, data compilations, program names, designs, manuals, training materials, scripts, and other materials owned, licensed to, or developed by Servicer that may be available to Lender in connection with the Services or this Loan Origination Agreement (“GreenSky® Program Intellectual Property”) used in connection with the provision of the Services under this Loan Origination Agreement and, to the Servicer’s knowledge, the GreenSky® Program Intellectual Property does not infringe on any Intellectual Property Rights of any third party.

Section 4.02    Representations and Warranties of Lender. As of the date hereof and as of each Settlement Date, Lender hereby represents and warrants to, and agrees with, Servicer that:

(a)    Organization. Lender is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b)    Capacity; Authority; Validity. Lender has all necessary power and authority to enter into this Loan Origination Agreement and to perform all of the obligations to be performed by it under this Loan Origination Agreement. This Loan Origination Agreement and the consummation by Lender of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Lender, and this Loan Origination Agreement has been duly executed and delivered by Lender and constitutes the valid and binding obligation of Lender and is enforceable against Lender in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(c)    Conflicts; Defaults. Neither the execution and delivery of this Loan Origination Agreement by Lender nor the consummation of the transactions contemplated by this Loan Origination Agreement by Lender, will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which Lender is a party or by which it is bound, (B) violate the certificate of incorporation or bylaws, or other equivalent organizational document of Lender, (C) require any consent or approval under any judgment, order, writ, decree, permit or license to which Lender is a party or by which it is bound, or (D) require the consent or approval of any other party to any contract, instrument or commitment to which Lender is a party or by which it is bound.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(d)    Litigation. There is no claim, or any litigation, proceeding, arbitration, investigation or controversy, pending to which Lender is a party or by which it is bound, that materially adversely affects Lender’s ability to consummate the transactions contemplated hereby.

(e)    No Consent, Etc. No consent of any Person (including without limitation any equity owner or creditor of Lender) is required (other than those previously obtained) in connection with the execution or delivery of this Loan Origination Agreement by Lender, the validity of this Loan Origination Agreement with respect to Lender, the enforceability of this Loan Origination Agreement against Lender, the consummation by Lender of the transactions contemplated hereby, or the performance of Lender of its obligations hereunder, except insofar as the absence thereof would not result in a materially adverse impact on Lender, Servicer, or the Loans.

(f)    Compliance with Laws. The Underwriting Criteria and Credit Policy are consistent with Lender’s lending authority under state and federal law, Lender has the authority and Permits to charge interest to Borrowers at interest rates consistent with the Underwriting Criteria and Credit Policy throughout the U.S, and Lender shall notify Servicer immediately of any change to such authority. Lender’s deposits are insured by the Federal Deposit Insurance Corporation, and Lender has in effect all Permits necessary for it to own, lease, or operate its assets, to carry on its business in all material respects as now conducted and to execute, deliver and perform under this Loan Origination Agreement, and such Permits are in full force and effect, and there has occurred no breach or violation of any such Permit in any material respect. Lender is not in receipt of any written notification or communication from any Governmental Authority (i) asserting that Lender is not in compliance with any of the Laws or Orders that such Governmental Authority enforces where such noncompliance would have a materially adverse effect on Lender’s ability to perform its obligations hereunder, (ii) threatening to revoke any Permits that are material to Lender’s performance of its obligations hereunder, or (iii) requiring Lender to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to capital adequacy, credit or reserve policies or management that would have a materially adverse effect on the ability of Lender to perform its obligations hereunder.

Section 4.03    Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Article IV, the Party discovering such breach shall give written notice to the other Party as soon as practicable.

ARTICLE V

COVENANTS

Section 5.01    Covenants of Servicer and Lender.

(a)    Covenants of Servicer. Servicer hereby covenants and agrees to provide the following services to the Lender and to take the following actions:

(i)    Investigation. Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will obtain a credit report on each Borrower from a nationally recognized credit bureau, and will maintain a system that reviews both the Loan Application and such report for compliance with the Underwriting Criteria and Credit Policy (and test such system regularly).

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(ii)    Documentation. Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will maintain a loan file for each Loan (which may be electronic) that will contain the Loan Agreement, Loan Application, all underwriting documents and all collection notes. In addition to the loan file, Servicer will maintain proof of the provision and content of any required disclosures under applicable Law for a Loan in accordance with the Record Retention Policy.

(iii)    Anti-Money Laundering. In connection with this Loan Origination Agreement, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will comply with all applicable United States anti-money laundering and sanctions laws, including without limitation the Bank Secrecy Act, USA Patriot Act of 2001, as amended, and any similar applicable Laws (collectively, the “Anti-Money Laundering Laws”). Without by implication limiting the generality of the foregoing, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will conduct the requisite due diligence in connection with this Loan Origination Agreement for purposes of the Anti-Money Laundering Laws, including verifying the identity of the applicant and co-applicant for a Loan in accordance with the GreenSky® Program Customer Identification Program requirements, and will maintain sufficient information to evidence such actions and identify the applicable Borrowers for purpose of the Anti-Money Laundering Laws. Servicer, on behalf of, and subject at all times to the direction and control of, Lender, shall comply with applicable Laws enforced or implemented by the United States Treasury Department’s Office of Foreign Assets Control or any other United States governmental authority’s rules, regulations and sanctions related to foreign asset control, and shall have policies and controls designed to ensure that any applicant or co-applicant for a Loan is not subject to sanctions and does not appear on any list of known or suspected terrorists or terrorist organizations issued by any Federal governmental agency, including the Office of Foreign Assets Control (“OFAC list”). Servicer shall not originate any Loan if to do so would violate any Anti-Money Laundering Laws. Servicer agrees that it shall not approve a Loan Application for any applicant or co-applicant who (a) indicates, or provides any documentation indicating, that such applicant or co-applicant is a citizen of an OFAC-prohibited country, or a citizen of a country identified by Lender as a prohibited country, or (b) appears on the List of Specially Designated Nationals, unless the Servicer determines that the applicant’s or co-applicant’s appearance on the List of Specially Designated Nationals is a false positive which has been cleared by Servicer or the Office of Foreign Assets Control. Servicer shall retain on behalf of Lender, and make available to Lender upon request, any records, documents and information requested by Lender demonstrating Servicer’s compliance with the referenced laws and regulations or as otherwise required under 31 C.F.R. § 1020.220(a)(3)(i), in accordance with 31 C.F.R. § 1020.220(a)(3)(ii), including, but not limited to, customer information that was required to be collected in connection with this Loan Origination Agreement. Servicer, on behalf of Lender, will monitor for any potential or actual suspicious activity detected in connection with a Loan Application or Loan, as applicable, including any potential or actual suspicious activity that is committed by applicants, co-applicants or Borrowers. Such suspicious activity includes any potential or actual activity or transaction that involves fraud, violations of applicable Law or which appears to have no legitimate purpose. If, in connection with a Loan, (a) Servicer identifies suspicious activity not cleared by Servicer’s review processes, (b) confirmed OFAC matches are detected, or (c) Servicer receives any notices from any Governmental Authority alleging Servicer’s non-compliance with Anti-Money Laundering Laws, then Servicer promptly, and in all cases within five (5) Business Days, will notify Lender in writing of the precise nature of any such notice or activity and provide Lender with any relevant information and documents concerning the matter. Further, Servicer agrees to reasonably cooperate with Lender and to provide Lender with any additional information and documentation reasonably requested regarding any investigation of potential or actual suspicious activity.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(iv)    Reasonable Steps. With respect to each individual assigned by Servicer to perform services for Lender, Servicer has taken, or will take, all commercially reasonable steps: (a) to ensure that such individual has not been convicted of any felony or aggravated misdemeanor and has not been banned from the business of banking; (b) to verify that such individual, if performing services in the United States, is eligible to work in the United States in accordance with all applicable Laws; and (c) to ensure that such individual is not on any OFAC list. Servicer has taken, and will take, all commercially reasonable steps to ensure that no entity to which Servicer subcontracts any work under this Loan Origination Agreement or the Servicing Agreement is on the OFAC list.

(v)    Ownership Interests. Except as provided in Section 2.03 or Section 6.07 or Section 2.06 of the Servicing Agreement, the Loans shall at all times be the property of Lender, and at no point shall Servicer have an ownership interest therein, nor shall Lender be deemed to be a lender to Servicer. Servicer will not take any action inconsistent with Lender’s ownership of the Loans, or grant, create, incur, assume or suffer to exist any Lien (arising through or under Servicer) on, any Loan, whether now existing or hereafter created, or any interest therein, and Servicer shall not claim any ownership interest in the Loans and shall defend the right, title and interest of Lender in, to and under the Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under Servicer. Notwithstanding the foregoing, in order to assure Lender that its rights in the Loans are protected, to the extent that Servicer may be deemed to have an ownership interest in any Loans (as a result of the UCC or otherwise), Servicer hereby grants to Lender a security interest in all of its right, title and interest, whether now existing or hereafter acquired, in, to and under such Loans and the proceeds thereof, and Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Lender in order to publicly confirm the ownership of the Loans by Lender, including, without limitation, the authorization or execution of one or more financing statements or amendments thereto or equivalent documents relating to the Loans for filing under the provisions of the UCC or other Law of any applicable jurisdiction.

(vi)     Insurance Coverage. Servicer shall maintain the insurance coverage described in Schedule B with a carrier rated “A VIII” or higher by A.M. Best or that otherwise is reasonably acceptable to Lender, whose approval will not be unreasonably withheld or delayed. All insurance coverages will be primary as to Servicer’s negligence and non-contributing with respect to any other insurance or self-insurance Lender, on its own behalf and on behalf of its Affiliates, may maintain. Servicer will furnish a certificate of insurance showing the required insurance is in force and satisfies this requirement promptly upon Lender’s request. Servicer will promptly notify Lender in writing if Servicer materially modifies any such insurance coverages in an adverse manner or if Servicer cancels or does not renew any such insurance coverages (unless substitute insurance coverage satisfying the requirements set forth in Schedule B is obtained in connection with such cancellation or non-renewal).

(vii)     Backup Servicer. Servicer shall maintain a contractual arrangement with Systems & Services Technologies, Inc. or another third-party service provider who is reasonably acceptable to Lender, whose approval will not be unreasonably withheld or delayed, to provide back-up services to Lender in the event Servicer is unable to fulfill its servicing obligations under the Servicing Agreement.

(viii)     Audited Financial Statements. Servicer will provide Lender with its annual audited financial statements within 120 days of the end of each fiscal year of Servicer.

(ix)    Official Records. Servicer shall maintain this Loan Origination Agreement as a part of its official records.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(x)    Records. Servicer will maintain complete and accurate books, records, data and other documentation, in accordance with generally accepted accounting principles as applicable thereto, of all matters related to this Loan Origination Agreement sufficient to permit any Audit, Organizational Audit or other audit, review or inspection pursuant to Section 5.03.

(xi)    Records Retention, Storage and Destruction. Prior to the Effective Date, Servicer has made available to Lender its current record retention policies and procedures (such policies and procedures, as they may be amended from time to time, the “Records Retention Policy”). The Records Retention Policy shall comply with applicable Law. Upon Lender’s request during the Term, Servicer shall provide a copy of the Records Retention Policy then in effect. Servicer shall hold and maintain, in a secure manner and in compliance with the Records Retention Policy, all Program Materials related to the Loans for the Records retention period specified in the Records Retention Policy. Where reasonably available, Program Materials will be held and maintained by Servicer in the form of electronic images. During the Records retention period specified in the Records Retention Policy, Servicer will: (A) at all times be able to identify, access, retrieve, and destroy or prevent destruction of, the Records; (B) subject to an applicable Records Hold, securely destroy (i.e., make physically and virtually irrecoverable) the Records only at the end of the applicable retention period, or such longer period as specifically directed by Lender, and follow any further requirements agreed upon in this Loan Origination Agreement; and (C) upon receipt of a Records Hold from Lender: confirm to Lender its ability to comply with the Records Hold; suspend the destruction of the Records listed in the Records Hold while the Records Hold is in effect (which Records Hold shall continue for a one year period, as may be renewed from time to time by Lender upon written notice to Servicer, unless Lender otherwise notifies Servicer that the Records Hold has been removed); and deal with the Records as Lender directs. Notwithstanding anything to the contrary in this Loan Origination Agreement, Lender agrees that Servicer will be entitled to retain documents or records containing or reflecting any Records, Reports, Confidential Information or BMO Financial Group Data (and will not be obligated to return or destroy such documents or records): (A) to comply with its requirements under applicable Law; (B) to exercise rights granted by, or to perform obligations under, this Loan Origination Agreement or the Servicing Agreement; (C) where such documents or records cannot be deleted, destroyed or erased because they include data of other Servicer clients (and nothing in this Loan Origination Agreement shall restrict Servicer’s ability to use such data of other Servicer clients in any manner); (D) to the extent such documents or records are stored in Servicer’s electronic record back-ups, so long as those copies: (1) were made as a part of Servicer’s usual and reasonable electronic back-up activities, (2) are deleted when it would be normal to do so as a part of Servicer’s usual electronic back-up activities, and (3) are not generally available to Servicer during normal operations; or (E) to the extent that Lender has agreed in writing that Servicer may retain such documents or records; provided, in each case, that Servicer will continue to be bound by the confidentiality obligations under this Loan Origination Agreement with respect thereto (subject to clause (C)).

(xii)    Customer Complaints. Servicer will notify Lender of Customer Complaints within 10 calendar days after the month end in which such Customer Complaint was closed; provided, however, if Servicer receives written correspondence, on behalf of a Borrower, asserting a Customer Complaint (i) from legal counsel; (ii) from a Governmental Authority; [*****], Servicer will notify Lender within 5 Business Days after Servicer’s receipt of such correspondence. When Servicer notifies Lender of a Customer Complaint, Servicer will provide Lender with reasonable information related thereto. Servicer will promptly (but in no event later than [*****] Business Days after Servicer receives the Customer Complaint) confirm to the complainant who initiated the Customer Complaint that Servicer has received the Customer Complaint. Servicer must take commercially reasonable steps to review and resolve the Customer

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Complaint to the complainant’s reasonable satisfaction and take reasonably appropriate corrective action to prevent similar future complaints, provided however, that, subject to the terms of the Servicing Agreement, Lender may (i) reasonably request information related to the Loan for purposes of substantiating the Customer Complaint and Servicer’s resolution; (ii) participate in the resolution of any Customer Complaint and (iii) [*****]. Servicer will maintain and retain records relating to any Customer Complaints for a period of at least three (3) years after the termination of this Loan Origination Agreement, subject to Section 5.01(a)(xi).

(xiii)    Remediation. In the event that Servicer discovers, learns of or is otherwise notified that (a) the Services provided under this Loan Origination Agreement are not being provided or performed in compliance in a material respect with applicable Law, or (b) there is a breach in a material respect of any terms and conditions in this Loan Origination Agreement (a “Violation”), Servicer shall promptly notify Lender in writing and confer with Lender to determine the merits of the alleged Violation and the appropriate response. Servicer shall promptly use commercially reasonable efforts to address and remediate the Violation, including investigating the cause thereof, using commercially reasonable efforts to make the reasonable and appropriate changes to its systems, practices, programs and controls to mitigate the likelihood of a reoccurrence, and using commercially reasonable efforts to take corrective actions with respect to any applicants, co-applicants or Borrowers impacted by the Violation. Upon Lender’s reasonable request, Servicer will also cooperate with the disclosure of the Violation to any Governmental Authority having jurisdiction over Lender.

(xiv)    Disaster Recovery. Prior to the Effective Date, Servicer has made available to Lender the Services Contingency Plan as currently in effect. Servicer shall promptly notify Lender if Servicer materially modifies the Services Contingency Plan during the Term, and shall make available the Services Contingency Plan to Lender. During the Term, Servicer will maintain and comply in all respects with the Services Contingency Plan at Servicer’s sole cost and expense, including conducting regular tests (at least annually) of the Services Contingency Plan. Servicer agrees that the Services Contingency Plan will apply to all Sites, and that, when a new Site is added, Servicer will promptly update the Services Contingency Plan to include the new Site. Servicer at its expense will promptly provide Lender with an executive summary of the results of the Services Contingency Plan testing, provide an action plan on how Servicer will be addressing material deficiencies found in such testing and provide regular reporting on Servicer’s efforts to correct the material deficiencies. If Lender, acting reasonably, considers there to be a material deficiency, Servicer agrees to use commercially reasonable efforts with Lender to promptly fix the deficiency. If the deficiency is an omission, then the cost to remedy the omission will be at Servicer’s expense; if the deficiency requires an enhancement to the Services Contingency Plan, then the cost will be at Lender’s expense. Servicer agrees that Lender will be entitled to provide Bank Regulators with a summary of the results of Servicer’s tests of the Services Contingency Plan.

(xv)    Anti-Bribery; Anti-Corruption. Servicer will comply with, and will make commercially reasonable efforts to ensure that the Personnel, in connection with the performance of their activities for Servicer, comply with all applicable anti-corruption, bribery and fraud Laws including the U.S. Foreign Corrupt Practices Act.

(xvi)    Personnel. With respect to each Personnel or each employee, officer, director, agent or independent contractor of a Material Subcontractor assigned to perform Services or provided access to Lender’s premises, Confidential Information or information systems (each a “Screened Individual”), before the Screened Individual is assigned to perform services for Lender or provided access to Lender’s premises, Confidential Information or information system, Servicer will (or will use commercially reasonable efforts

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

to ensure that its Material Subcontractors will) do at least the following:

(A)
examine at least two pieces of valid identification for each Screened Individual to confirm such Screened Individual’s identity. One piece of identification must be a government-issued photo ID so that Servicer or a Material Subcontractor can confirm the Screened Individual’ name, date of birth and signature. Lender does not require Servicer or a Material Subcontractor to repeat an identity confirmation, if at hiring Servicer or the Material Subcontractor completed a confirmation consistent with this requirement, unless industry standards require it or Lender reasonably requests it;

(B)	verify that such individual, if performing services in the United States, is eligible to work in the United States in accordance with all applicable Laws;

(C)
complete industry standard criminal record checks of each Screened Individual in every jurisdiction (state, county, country, as applicable) that the Screened Individual has resided in during the seven years prior to the date of the criminal record check, unless Lender agrees otherwise, and not assign to perform Services or provide any access to BMO Financial Group Data for any individual where the check indicates that he or she has been convicted of, placed in a pre-trial diversion program, or accepted responsibility (e.g., through a plea bargain) for any felony, aggravated misdemeanor or other crime involving fraud, theft, dishonesty, breach of trust or a violent act or has been banned from the business of banking; and

(D)
screen all Screened Individuals and Subcontractors against the Office of Foreign Assets Controls of the U.S. Department of the Treasury’s “Specially Designated Nationals List” or other applicable designated persons lists and ensure any Screened Individual contained on applicable lists do not perform the Services and is not provided access to Lender’s premises, Confidential Information or information systems.

(b)    Covenants of Lender. Lender covenants that it will provide Servicer with such information as Servicer may reasonably request to enable Servicer to determine Lender’s compliance with this Loan Origination Agreement.

Section 5.02    Marketing Matters. Any marketing materials used by Servicer to promote the GreenSky® Program will comply with applicable Law and any reference to Lender in any marketing materials will require prior review and consent by Lender. Lender may publicize its involvement with the GreenSky® Program consistent with the GreenSky® Program guidelines and subject to Servicer’s prior written consent, which consent will not be unreasonably withheld or delayed. Lender shall retain full control over the use of Lender’s name and trademarks, although Servicer shall be entitled to use Lender’s name in connection with the Services and the servicing the Loans to the extent contemplated by the Servicing Agreement or as otherwise required by applicable Law during the Term and during the term of the Servicing Agreement. Servicer agrees that (a) it does not acquire any right, title or interest in or to BMO Financial Group trademarks, or any license to any BMO Financial Group trademarks, except as expressly set out in this Loan Origination Agreement or the Servicing Agreement; (b) its use of BMO Financial Group trademarks, and all goodwill associated with BMO Financial Group trademarks, will inure to the benefit of BMO Financial Group; (c) it will not take any action that would (1) adversely affect the validity of BMO Financial Group trademarks, or (2) challenge, dispute or contest the ownership, validity or enforceability of BMO Financial Group trademarks; (d) it will use BMO Financial Group trademarks only in the manner and form prescribed by BMO Financial Group, and will comply with the published graphic standards of BMO Financial Group that relate to

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

BMO Financial Group trademarks, as those standards may be amended from time to time (to the extent identified in writing to Servicer); (e) Lender will have the right, upon reasonable notice, to inspect and audit Servicer’s use of BMO Financial Group trademarks for the purpose of enabling Lender to determine whether Servicer is complying with these requirements; (f) on termination of the Servicing Agreement, Servicer will immediately cease using BMO Financial Group trademarks; and (g) BMO Financial Group is the exclusive owner of BMO Financial Group trademarks, and may take such steps as BMO Financial Group deems necessary or desirable to protect BMO Financial Group trademarks, including making trademark registrations or prosecuting infringements.

Section 5.03    Audit Rights.

(a)    During the Term of this Loan Origination Agreement and for a period of twenty-four (24) months thereafter, Lender and its designated representatives (collectively, “Auditors”) may audit, review and inspect (“Audit”) Servicer for (i) verifying compliance with the terms of this Loan Origination Agreement and applicable Law relating to Servicer’s performance of its obligations under this Loan Origination Agreement, including verifying fees and expenses; (ii) assessing the adequacy of internal controls relating to the Services provided hereunder; (iii) verifying the security and integrity of BMO Financial Group Data, including Records and Reports, and to examine the systems related to processing, storing, and transmitting the BMO Financial Group Data; and (iv) for purposes required by any Bank Regulator. Servicer agrees to make reasonably available Servicer’s facilities, Personnel and Records relating to this Loan Origination Agreement, including policies and procedures, to Auditors when reasonably requested by Lender and in no event more than 30 Calendar Days after Lender’s request. Servicer will provide Auditors reasonable cooperation with Audits. [*****]. Lender may make copies and abstracts of audited materials. Audits may occur (i) on a quarterly basis or such other frequency reasonably agreed by Servicer and Lender to enable Lender or its auditors to perform reasonable audit procedures on (A) Servicer’s accounting, information technology, loan origination, loan servicing and collection policies and operations, (B) to review such other information or data necessary for Lender to perform reasonable risk and compliance analysis with respect to the Services being provided by Servicer hereunder, and (C) to confirm compliance with the Underwriting Criteria and the performance of the Loans, or (ii) as otherwise required by a Bank Regulator. Lender’s failure to exercise its right to audit Servicer pursuant to this Section 5.03(a) shall not act as a waiver of any of its rights or remedies under this Loan Origination Agreement.

(b)     Lender and its Affiliates are subject to supervision and oversight by Bank Regulators, and to regulations and regulatory guidance issued by Bank Regulators setting forth their expectations for financial institutions when engaging servicers and vendors. In addition to the Audit rights in subsection (a) above, Servicer agrees that a Bank Regulator will be entitled to:

(i)exercise Lender’s rights to Audit pursuant to this Loan Origination Agreement and accompany any Auditor during any Audit;
(ii)access and make copies of any internal audit reports (and associated working papers and recommendations) prepared by or for Servicer in relation to the Services provided hereunder, subject to the Bank Regulator(s) executing appropriate confidentiality documentation in form and content reasonably satisfactory to Servicer;

(iii)access and make copies of the findings of any external audits obtained by Servicer, including Organizational Audits (and associated working papers and recommendations), in relation to the Services provided hereunder, subject to the consent of Servicer’s external auditors that prepared such audit (which Servicer will make reasonable efforts to obtain), and to the Bank Regulator(s) executing appropriate

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

confidentiality documentation in form and content reasonably satisfactory to Servicer and such external auditor(s); and

(iv)share any findings as a result of its exercise of the above named rights with Lender without breaching any of their confidentiality obligations to Servicer.

(c)    Servicer shall comply with the following requirements with respect to any Material Subcontractors retained by Servicer to provide Services under this Loan Origination Agreement:

(i)    Servicer will use commercially reasonable efforts to ensure Material Subcontractors maintain complete and accurate books, records, data and other documentation with respect to matters related to this Loan Origination Agreement;

(ii)    [*****]; and

(iii)    [*****].

(d)    At least annually during the Term of this Loan Origination Agreement, Servicer will conduct an IS Controls Organizational Audit. In connection therewith:

(i)Servicer will promptly provide to Lender the report from each IS Controls Organizational Audit; and

(ii)in addition to including a description and assessment of security, availability and confidentiality controls, the IS Controls Organizational Audits will also include a description of organizational controls relating to the Services, within the general framework of the type of IS Controls Organizational Audit in question; and

(iii)Servicer will discuss with Lender in good faith potential additions to an IS Control Organizational Audit that are reasonably requested by Lender.

(e)    At least once annually according to the timing below during the Term of this Loan Origination Agreement, Servicer will conduct a Financial Controls Organizational Audit. In connection therewith:

(i)Servicer will provide to Lender the report from each Financial Controls Organizational Audit within ten (10) Business Days after its issuance to Servicer. The Financial Controls Organizational Audit will provide details of the audit findings, including a review of Servicer’s risk management and internal controls in connection with the Services provided hereunder. Servicer agrees that the first Financial Controls Organizational Audit will be provided to Lender no later than December 29, 2018, and that each year of the Term thereafter the Financial Controls Organizational Audit will be provided to Lender no later than November 20th each year.
(ii)If the “period end date” for any Financial Controls Organizational Audit is more than three (3) months from Lender’s current fiscal year end (October 31st), Servicer will provide Lender a bridge letter confirming to Lender that since the preparation of the Financial Controls Organizational Audit, based on management’s awareness, there have been no significant changes to:

(A)	the internal controls examined in the Financial Controls Organizational Audit;

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(B)
the internal controls used by Servicer and its Affiliates and Material Subcontractors related to the provision of Services that may or would affect the conclusion reached in the Financial Controls Organizational Audit report; and

(C)	if there have been any such changes, Servicer will identify them in the bridge letter to Lender.

(iii)The bridge letter will be signed by an individual within Servicer who has the appropriate level of authority and who has made appropriate inquiries of those responsible for the internal controls of Servicer and its Affiliates and Material Subcontractors, and will be delivered to Lender in accordance with the notice provisions in this Loan Origination Agreement.

(f)    Upon completion of any Organizational Audit, Servicer will provide Lender and, upon request, Lender’s Auditor with a copy of the Organizational Audit report. If any unremediated material deficiencies are noted through an Audit, Organizational Audit or other audit, review or inspection pursuant to this Section 5.03, Servicer will:

(i)provide written notice which sets out reasonable details of such deficiencies (the “Deficiency Notice”);
(ii)within thirty (30) days of Lender’s receipt of the Deficiency Notice, a plan of action to correct the deficiencies set out in the Deficiency Notice, which, at a minimum, includes: (i) details of actions to be taken by Servicer, its Affiliates and its Subcontractors (as applicable) to correct the deficiencies, and (ii) target dates for successful correction of the deficiencies (“Action Plan”); and
(iii)upon Lender’s request, provide Lender with updates on Servicer’s progress in meeting the Action Plan.

In the event that Servicer does not correct any deficiencies material to the Loans and/or Services taken as a whole identified during such Audit, Organizational Audit or other audit, review or inspection pursuant to this Section 5.03 within sixty (60) days of Servicer’s receipt of the Deficiency Notice, then it shall be deemed to be a “Noncompliance Event.” If an Audit reveals, or Servicer discovers, that errors have been made in connection with the expenses, charges or taxes, then the Parties will work together to remedy the error. Consistent errors in connection with expenses, charges or taxes will be escalated using the Dispute Resolution Process. If Lender reasonably suspects any fraudulent activity on the part of Servicer or its Personnel or Subcontractors based on any Audit, Lender and Servicer will work together to undertake any audits reasonably necessary to identify the fraudulent activity and to put in place reasonable measures needed to stop the fraudulent activity and its reoccurrence.
(g)    Lender will not be responsible for Servicer’s or its Subcontractors’ costs to perform any Organizational Audit of Servicer or its Subcontractors, Servicer’s and its Subcontractors’ costs to perform any audit contemplated by Section 5.03, and Servicer’s and its Subcontractors’ reasonable cooperation and Servicer’s provision of access for Audits. Lender will be responsible for all costs associated with any Audit, except for Servicer’s and its Subcontractors’ reasonable cooperation and Servicer’s provision of access. Lender will also be responsible for its costs to perform an audit contemplated by subsection (f) of this Section 5.03.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 5.04    Technology License. In furtherance of the activities contemplated by this Loan Origination Agreement, Servicer grants Lender and its Affiliates a non-exclusive, nontransferable (except in accordance with the provisions permitting assignment of this Loan Origination Agreement), non-sublicensable, revocable (in accordance with the provisions permitting termination of this Loan Origination Agreement) license to use Servicer’s GreenSky® Program technology platform (the “Licensed Technology”) during the Term solely for the purposes of, and in connection with, Lender’s participation in the GreenSky® Program, including administration of this Loan Origination Agreement and its relationship with Servicer. Lender acknowledges and agrees that Servicer will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Technology and the GreenSky® Program Intellectual Property (including any and all modifications or derivative works thereof) and all Intellectual Property Rights relating thereto, and Lender does not and will not have or acquire any ownership interest in the Licensed Technology (or any modifications or derivative works thereof) or any Intellectual Property Rights relating thereto under or in connection with this Loan Origination Agreement.

Section 5.05    Subcontractors. Prior to the Effective Date, Servicer has identified to Lender all current Material Subcontractors. [*****]. Servicer will cause each Subcontractor to comply with Servicer’s applicable obligations under this Loan Origination Agreement given the services performed by such Subcontractor. Servicer will be responsible for the performance of all Subcontractors and shall indemnify and save harmless Lender from and against any liabilities, losses, damages, claims, demands, actions, causes of action, and related costs, including reasonable attorney fees, resulting from the use of the services of any Subcontractors. Such indemnification shall be subject to the provisions of Article III. Servicer agrees that it alone shall be responsible for payment of all fees due and payable to any Subcontractors that it retains in connection with the provision of the Services hereunder. [*****].
Section 5.06    AWS.
(a)    Servicer currently uses AWS to provide certain services including the networking and computing infrastructure used to make the Licensed Technology (including the website used by Borrowers) available over the Internet (the “AWS Services”). [*****]. Servicer represents and warrants that AWS and its Affiliates do not have any access to unencrypted BMO Financial Group Data. Notwithstanding Section 5.03 and Section 5.05 of this Loan Origination Agreement, Servicer’s obligations with respect to AWS and its Affiliates in respect of its use of the AWS Services and with respect to AWS Organizational Audits will be as follows:

(i)    Servicer’s agreement with AWS, its applicable Affiliate, or both AWS and an applicable Affiliate for AWS Services will include provisions that ensure appropriate technological, physical and organizational security safeguards needed to protect the BMO Financial Group Data from threats or hazards, loss, theft and unauthorized access, disclosure, copying, use, modification, disposal and destruction; having regard to the operational processes Servicer has in place with respect to its use of the AWS Services. The foregoing does not relieve Servicer of, or diminish its obligations to comply with this Loan Origination Agreement, including by ensuring that BMO Financial Group Data, while hosted on the AWS Services or otherwise in the possession of AWS and its Affiliates, will be protected in accordance with, and as required by, the Information Security and Privacy Requirements.

(ii)    [*****]

(iii)    [*****]

(iv)    [*****]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(v)    [*****]

(vi)    Servicer will be responsible for the performance of AWS and its Affiliates in respect of the AWS Services.

(b)    [*****]
Section 5.07    [*****]

ARTICLE VI

TERM, TERMINATION AND PURCHASE

Section 6.01    Term. This Loan Origination Agreement shall commence as of the Effective Date and shall continue until the third anniversary of the Effective Date, provided that this Loan Origination Agreement may be extended by Lender for up to four additional one year periods by providing written notice of renewal not less than 180 days prior to the expiration date then in effect.

Section 6.02     Performance Termination. Lender may terminate this Loan Origination Agreement upon 90 days prior written notice to Servicer if (i) a Servicer Default under the Servicing Agreement has occurred; (ii) [*****]; or (iii) the Performance Threshold is greater than [*****]% (each a “Performance Termination Event”). If such Performance Termination Event is not cured within 90 days after Servicer receives notice of the Performance Termination Event, this Loan Origination Agreement will be terminated, although Lender shall continue to be obligated to fund all Loans that conform to the Credit Policy that have been approved but not fully funded as of the day prior to the termination date set forth in the notice of the Performance Termination Event. Notwithstanding the foregoing, in the event of the limited circumstances described in Sections 6.03, 6.05 and 6.06, the provisions of Section 6.03, 6.05 or 6.06 (as applicable), including the notice and cure periods contemplated therein, shall apply.

Section 6.03    Noncompliance Termination. In the event that Servicer does not remedy a Noncompliance Event as required by Section 5.03 within 30 days after receipt of written notice or Servicer does not remedy a Violation as required by Section 5.01(a)(xiii) within 60 days after receipt of written notice, Lender shall be entitled to terminate this Loan Origination Agreement upon 10 days prior written notice. Notwithstanding the foregoing, Lender shall continue to be obligated to fund all Loans that conform to the Credit Policy that have been approved but not fully funded as of the day prior to the termination date set forth in the notice of the Noncompliance Event.

Section 6.04    Dissolution Termination. If Servicer voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer, or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a “Dissolution Event”), Lender shall have the right, at Lender’s sole option upon the date of any such Dissolution Event, to terminate this Loan Origination Agreement by written notice to Servicer, and, thereupon, Lender shall have no further duties or obligations to fund Loans. Servicer shall promptly give notice to Lender of any Dissolution Event. Notwithstanding the foregoing, Lender

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

shall continue to be obligated to fund all Loans that conform to the Credit Policy that have been approved but not fully funded as of the day prior to the termination date set forth in the notice of the Dissolution Event until such time as all such Loans have been funded.

Section 6.05    Regulatory Termination Event. Lender may, upon 60 days prior written notice to Servicer (or such shorter period of time required by a Government Authority), terminate this Loan Origination Agreement (a) in whole, if Lender receives written notification from a Governmental Authority indicating that the relationship created between Lender and Servicer by this Loan Origination Agreement breaches, violates, contravenes or conflicts with any Law, Order, or Permit applicable to Lender in any material respect or such Government Authority otherwise requires the termination of this Loan Origination Agreement, or the relationship between Lender and Servicer, or (b) in part with respect to any Program Agreement, if Lender receives written notification from a Governmental Authority indicating that such Program Agreement breaches, violates, contravenes or conflicts with any applicable Law, Order, or Permit in any material respect (any such event, a “Regulatory Termination Event”). Lender will notify Servicer of the Regulatory Termination Event and make commercially reasonable efforts to provide Servicer with reasonably requested information concerning the Regulatory Termination Event and to resolve any adverse findings and/or criticisms in an effort to assist Servicer to cure any such Regulatory Termination Event. Lender will provide Servicer, in each case an opportunity to cure such Regulatory Termination Event within such 60 days (or such shorter period of time required by a Government Authority). In the event of a termination, Lender shall continue to be obligated to fund all Loans that conform to the Credit Policy that have been approved but not fully funded as of the day prior to the termination date set forth in the notice of the Regulatory Termination Event. In the event Lender receives a binding and valid cease and desist order or other Order from a Governmental Authority preventing it from lawfully funding and originating Loans under this Loan Origination Agreement, the cure periods set forth above in this Section will not apply, and Lender may immediately cease its originating and funding Loans under this Loan Origination Agreement.

Section 6.06    Material Deterioration in Financial Condition Termination. If Servicer experiences a material deterioration in its financial condition such that Servicer is unable to fulfill its obligations under this Loan Origination Agreement or the Servicing Agreement in a material respect (such material deterioration in financial condition, a “Financial Condition Event”), Servicer shall promptly give notice to Lender of such Financial Condition Event. Lender shall have the right, at its option, to terminate this Loan Origination Agreement in respect of such Financial Condition Event upon 90 days prior written notice to the Servicer, subject to the right of Servicer to cure such Financial Condition Event within such 90 days. If such Financial Condition Event is not cured within 90 days after a termination notice is provided in respect of such Financial Condition Event, this Loan Origination Agreement will be terminated, although Lender shall continue to be obligated to fund all Loans that conform to the Credit Policy that have been approved but not fully funded as of the day prior to the expiration of such 90 day period.

Section 6.07    Optional Purchase.  If at any time this Loan Origination Agreement is terminated by Lender, Servicer (or its designee) may purchase all, but not less than all, of the Loans from Lender, free and clear of all Liens, for an amount equal to the Outstanding Balance of such Loans (except to the extent that Lender previously has been paid for the Outstanding Balance of such Loan pursuant to the Servicing Agreement or otherwise), and in connection therewith Lender shall assign its entire right, title and interest in the Loans to Servicer (or its designee). Servicer must notify Lender of its exercise of such right within 90 days of the termination of this Loan Origination Agreement, and such purchase by Servicer (or its designee) shall be made on the 90th day after Lender’s receipt of such notice (or such earlier or later date agreed to by the Parties), by delivery of the purchase price to Lender. Notwithstanding the foregoing, if Servicer (or its designee) does not possess the licenses necessary to own any such Loans, Lender instead shall grant to Servicer (or its designee) an Economic Participation in those particular Loans in exchange for Servicer (or its designee) paying Lender an amount equal to the Outstanding

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Balance of such Loans (except to the extent that Lender previously has been paid for the Outstanding Balance of such Loans pursuant to the Servicing Agreement or otherwise), and if Servicer (or its designee) later obtains the licenses necessary to own such Loans then Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Loans to Servicer (or its designee). Servicer (or its designee) may further assign any Economic Participation it holds in Loans, and Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Loans to such transferee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01    Amendment. This Loan Origination Agreement may not be modified or amended except by a writing executed by both Parties hereto.

Section 7.02    Governing Law and Jury Trial Waiver. THIS LOAN ORIGINATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF THIS LOAN ORIGINATION AGREEMENT.
Section 7.03    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected or, if mailed, 3 Business Days after deposit in the United States mail, as certified or registered mail postage prepaid, directed to the address shown as follows:

If to Servicer:         GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

With copy to:         GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Legal Officer

If to Lender:         BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: Head, U.S. Consumer Lending

With a copy to:        BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: U.S. General Counsel

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Either Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other Party.

Section 7.04    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Loan Origination Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Loan Origination Agreement and shall in no way affect the validity or enforceability of the other provisions of this Loan Origination Agreement.

Section 7.05    Assignment. This Loan Origination Agreement is binding upon the Parties and their successors and assigns; provided, however, that, except as provided in this Section 7.05, neither this Loan Origination Agreement nor any rights, privileges, duties or obligations of a Party hereto may be assigned (including by operation of law) without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Lender may sell, assign, convey or grant a security interest in all or part of the Loans made by it to any Person without limitation or restriction provided that any Person that acquires any interest therein agrees to be bound by the terms of this Loan Origination Agreement and the Servicing Agreement.

Section 7.06    Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Loan Origination Agreement.

Section 7.07    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.

Section 7.08    Counterparts. This Loan Origination Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09    Binding; Third-Party Beneficiaries. This Loan Origination Agreement will inure to the benefit of and is binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Loan Origination Agreement.

Section 7.10    Merger and Integration. Except as specifically stated otherwise herein, this Loan Origination Agreement and the schedules hereto set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Loan Origination Agreement.

Section 7.11    Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12    Survival. All representations, warranties and agreements contained in this Loan Origination Agreement shall remain operative and in full force and effect and shall survive the termination of this Loan Origination Agreement. In addition, the termination or expiration of this Loan Origination Agreement shall not

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Loan Origination Agreement that by their terms continue after termination.

Section 7.13    Dispute Resolution Process.

(a)    Requirements. If there shall be any dispute arising out of or in any way relating to this Loan Origination Agreement, the contemplated transactions, any document referred to or incorporated herein by reference or centrally related to the subject matter hereof, or the subject matter of any of the same, the Parties covenant and agree to first use their reasonable best efforts to resolve such dispute by following the Dispute Resolution Process. If the Parties are unable to resolve such dispute among themselves through the Dispute Resolution Process, such dispute shall be submitted to mandatory binding arbitration in Chicago, Illinois if brought by Lender, or Atlanta, Georgia if brought by Servicer under the auspices of, and pursuant to the rules of, the American Arbitration Association’s Commercial Arbitration Rules as then in effect, or such other procedures as the Parties may agree to at the time, before an arbitrator with banking or finance expertise, who shall be selected by the Parties to the dispute. Any award issued as a result of such arbitration shall be final and binding between the Parties. After the Parties have complied with the mandatory arbitration provisions in this Section 7.13, the Parties agree that all subsequent actions or proceedings arising in connection with or related to this Loan Origination Agreement, including the enforcement of any arbitration award or decision hereunder, shall be tried and determined in accordance with Section 7.02. Each Party acknowledges that it has voluntarily and knowingly entered into an agreement to arbitration under this Section 7.13 by executing this Loan Origination Agreement. The Parties agree to abide by and perform any award or decision rendered by the arbitrators. The Parties covenant and agree to act as expeditiously as practicable in order to resolve all disputes by arbitration.

(b)    Continued Performance. Unless the Parties otherwise agree in writing, both Parties will continue to perform their respective obligations under this Loan Origination Agreement while any dispute is being resolved in accordance with Schedule G and this Loan Origination Agreement, including through arbitration or legal proceedings, until those obligations are terminated or expire in accordance with the provisions of this Loan Origination Agreement, as long as Lender continues to pay in a timely manner all amounts due that are not being disputed in good faith. Additionally, Servicer will continue to comply with its obligations under Section 5.01(a)(x) and Section 5.01(a)(xi) of this Loan Origination Agreement until all disputes are resolved even if that obligation would have otherwise expired in accordance with the provisions of this Loan Origination Agreement.

(c)    Equitable Relief. Notwithstanding anything to the contrary in the Loan Origination Agreement, during the Dispute Resolution Process, including through arbitration or legal proceedings, either Party may seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party pending the resolution of the dispute.

(d)    Court Proceedings. The provisions of this Section 7.13 need not be followed:

(i)    by either Party, for disputes involving a breach of confidentiality, privacy, or information security; or
(ii)    by either Party, for matters involving Intellectual Property Rights.

(iii)    by Lender in order for Lender to effectuate a termination of this Loan Origination Agreement pursuant to Section 6.02, Section 6.04 or Section 6.06, however Lender is required to follow the provisions of this Section 7.13 in order to claim any damages in relation to such termination.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 7.14    Confidentiality, Privacy and Information Security.

(a)    Confidential Information.

(i)    The Receiving Party agrees to:

(A)
protect the confidentiality of the Confidential Information that it receives from the Disclosing Party in the same way it protects its own confidential information, which will be at least with reasonable care;

(B)	use and disclose Confidential Information only as permitted by this Loan Origination Agreement or the Servicing Agreement;

(C)	copy the Confidential Information only if required for any permitted use of the Confidential Information (copies must contain the proprietary and confidential notices found on the original);

(D)	promptly advise the Disclosing Party in writing of any breach of this Section 7.14 and the steps the Receiving Party intends to take to address the breach including, if applicable, by [*****]; and

(E)
the Receiving Party will promptly remediate any breach of this Section 7.14 and, upon the Disclosing Party’s request, reasonably cooperate with the Disclosing Party in addressing any breach of this Loan Origination Agreement.

(ii)    The use of Confidential Information will be restricted as follows:

(A)
when Servicer is the Receiving Party, it will use Lender’s Confidential Information only for the purpose of providing the Services in connection with this Loan Origination Agreement or the Loan Services in connection with the Servicing Agreement or as otherwise permitted by this Loan Origination Agreement or the Servicing Agreement (this is the “Permitted Use” when Servicer is the Receiving Party); and

(B)
when Lender is the Receiving Party, it will use Servicer’s Confidential Information only for the purpose of exercising its rights or performing its obligations under this Loan Origination Agreement or the Servicing Agreement (this is the “Permitted Use” when Lender is the Receiving Party).

(iii)    The Receiving Party will not disclose Confidential Information in a manner that is prohibited by this Loan Origination Agreement, unless it has Disclosing Party’s written consent (which can be unreasonably withheld). The Receiving Party may disclose Confidential Information only to those Representatives who (1) have a need to know for the Permitted Uses, and (2) are under a duty of confidentiality consistent with the terms set out in this Loan Origination Agreement. The Receiving Party will be responsible for any Representatives’ failure to comply with this Section 7.14.

(iv)    Notwithstanding anything to the contrary in this Loan Origination Agreement, it is not a breach of this Loan Origination Agreement to disclose Confidential Information if it is required to be

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

disclosed by: (1) Governmental Authorities with authority over the Receiving Party or its Affiliates, (3) law, judicial or arbitration process, or (3) a Bank Regulator or a public stock exchange, including as required in Securities and Exchange Commission filings (including filing a copy of this Loan Origination Agreement as an exhibit to such filings) to the extent such party reasonably determines such disclosures are required. The party disclosing Confidential Information pursuant to this provision must provide as much advance notice as reasonably practicable to the Disclosing Party (where permitted by law), limit such disclosures to only the Confidential Information required to be disclosed, and make reasonable efforts to obtain confidential treatment for the information it discloses, or where it is not reasonable for the Receiving Party to obtain confidential treatment, provide the Disclosing Party reasonable assistance in obtaining confidential treatment for the information it discloses. Notwithstanding the foregoing or anything else to the contrary in this Loan Origination Agreement, this Loan Origination Agreement shall not limit or restrict customary disclosures by the Disclosing Party in its SEC filings (including confidential treatment requests and responses to comment letters), earnings releases, earnings calls, analyst meetings, and similar situations provided all reasonable attempts are made to limit disclosure of Confidential Information.

(b)    Ownership. At all times, a Party’s Confidential Information remains the sole property of such Party and will be promptly returned to such Party or destroyed in accordance with and subject to the terms of this Loan Origination Agreement, except to the extent otherwise provided herein (including, but not limited to, Section 5.01(a)(xi)).
(c)    Information Security and Privacy Requirements. Servicer will comply with the Information Security and Privacy Requirements set forth in Schedule E.
(d)    Publicity.
(i)    Servicer agrees not to use Lender’s or its Affiliate(s)’ name, trademark or logo in any way in any of its advertising or other written material provided to third parties, and will not create a link, either directly or indirectly between Servicer’s web site and Lender’s or Affiliates’ web sites, except as otherwise provided herein. Except as otherwise provided in Section 7.14(a)(iv), Servicer agrees to seek approval from a Vice-President of Corporate Marketing of Lender to issue any news release or public communication in which Lender or Affiliates, or their activities with Servicer, are mentioned.
(ii)    Lender agrees not to use Servicer’s name, trademark or logo in any way in any on its web site or in any of its advertising or other written material provided to third parties without the prior written consent of Servicer, which consent will not be unreasonably withheld.
(e)    Survival. The provisions of this Section 7.14 shall survive the termination of this Loan Origination Agreement.

Section 7.15    Taxes. The Parties’ respective responsibilities for taxes arising under or in connection with this Loan Origination Agreement will be as follows:

(a)    Each Party will be responsible for its own income taxes, personal property taxes, payroll and similar taxes; provided, however, for the avoidance of doubt, Lender shall be responsible for state documentary taxes, if applicable, with respect to the Loans.

(b)    Servicer will be responsible for all sales, service, value-added, lease, personal property, excise, consumption, and other taxes, tariffs and duties payable by Servicer on any goods or services used or consumed by Servicer in providing the Services (including services obtained from Subcontractors) where the tax is imposed on

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Servicer’s acquisition or use of such goods or services and not by Lender’s cost of acquiring such goods or services from Servicer.

(c)    Servicer will be responsible for the collection and remission of any and all sales taxes applicable to the Services. Lender agrees to pay all sales, use, excise, goods and services, value added, transaction and like taxes (except for the taxes referenced in subsections (a) and (b) above, which Servicer is required to collect and remit for the Services.

(d)    Lender is entitled to deduct or withhold from any payment(s) made under this Loan Origination Agreement to Servicer any amount that Lender may be required or permitted to deduct or withhold in accordance with applicable Law (“Withheld Taxes”) and will timely remit such Withheld Taxes to the appropriate taxing authority. All such Withheld Taxes shall be treated as having been paid to Servicer. Servicer will indemnify Lender for any taxes in respect of any amounts paid or credited to Servicer hereunder where such taxes are paid or borne by or assessed against or imposed upon Lender

(e)    Servicer will provide Lender an appropriate, completed IRS information reporting form (i.e. W-9, W-8ECI, W-8BEN-E, or successor form) upon request.

Section 7.16    Lender’s Supplier Code of Conduct. [*****]

Section 7.17    Changes to Services.

[*****]

Section 7.18    Governance. Both Parties agree to the governance procedures set forth in Schedule G in connection with the implementation of the GreenSky® Program, the provision of the Services, and any matters that arise in connection with this Loan Origination Agreement.

[Remainder of the page intentionally left blank, Signature Page follows]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, Servicer and Lender have caused this Loan Origination Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By:    /s/ Gerald R. Benjamin
Name:    Gerald R. Benjamin
Title:    Vice-Chairman and Chief Administrative Officer

BMO HARRIS BANK N.A.

By:    /s/ Erminia Johannson
Name:    Erminia Johannson
Title:    Group Head, US Personal and Business Banking

SCHEDULE A

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Underwriting Criteria

Lender agrees to adopt as its own certain minimum credit criteria for Loans originated pursuant to this Loan Origination Agreement.

Lender’s initial underwriting criteria for Loans originated pursuant to this Loan Origination Agreement are set forth below in the “Credit Policy.”

Lender may confirm, as it deems appropriate, that the Underwriting Criteria are met on an ongoing basis and shall ensure that the Underwriting Criteria are consistent with Lender’s lending authority under applicable Law.  Lender is responsible for notifying Servicer promptly of any changes to Lender’s lending authority that would preclude Lender from making loans on the terms set forth in the Underwriting Criteria.

Without limiting the foregoing, subject to the provisions and notice requirements contained in the definition of “Underwriting Criteria,” the Credit Policy may be modified by Lender and Lender shall at all times retain control over the Credit Policy.

[***Approximately 3 pages redacted***]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE B

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Insurance Requirements

[*****]

SCHEDULE C

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Form of Loan Agreement

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Installment Loan Agreement | RETAIL INSTALMENT CREDIT AGREEMENT | NON-NEGOTIABLE CONSUMER NOTE

LENDER:

Lender Correspondence Address: GreenSky®
Attn: Correspondence P.O. Box 29429, Atlanta, GA 30359
Borrower:
Phone Number:
Address:
City/State/Zip:

Application ID: **Date:**
Merchant/Provider:
Representative:
Borrower:
Phone Number:
Address:
City/State/Zip:

TRUTH IN LENDING DISCLOSURE

ANNUAL PERCENTAGE RATE The cost of credit as a yearly rate	FINANCE CHARGE The dollar amount the credit will cost you	Amount Financed The amount of credit provided to you or on your behalf	Total of Payments The amount you will have paid when you have made all payments as scheduled

Your payment schedule will be:

Number of Payments	Amount of Payments	When Payments are Due

Late Charge:

Prepayment: If you pay off early, you will not be required to pay a penalty. However, you will not be entitled to a refund of the Activation Fee, if any. See the rest of this document for any additional information on nonpayment, default, any required repayment in full before the scheduled date, and prepayment refunds and penalties.
"(e)" means estimate.

Itemization of Amount Financed: (e) — Paid to

Activation Fee: $39.00 (will be applied upon first transaction) payable to your lender,

MILITARY LENDING ACT: The Military Lending Act ("MLA ") provides protections for certain members of the Armed Forces and their dependents ("Covered Borrowers "). The provisions of this section apply to Covered Borrowers under the MLA. If you would like more information about whether you are a Covered Borrower and whether this section applies to you, please contact us at 877-266-2945. **Statement of MAPR:** Federal law provides important protections to members of the Armed Forces and their dependents relating to extensions of consumer credit. In general, the cost of consumer credit to a member of the Armed Forces and his or her dependent may not exceed an Annual Percentage Rate of 36%. This rate must include, as applicable to the credit transaction or account: (1) the costs associated with credit insurance premiums; (2) fees for ancillary products sold in connection with the credit transaction; (3) any application fee charged (other than certain application fees for specified credit transactions or accounts); and (4) any participation fee charged (other than certain participation fees for a credit card account). **Oral Disclosures:** To hear important MLA disclosures and payment information, please call 877-266-2945. **Covered Military Borrowers:** If you are a Covered Borrower, as defined under the MLA, 10 U.S.C. § 987, as amended from time to time, (i) the provisions of the ARBITRATION PROVISION, (ii) any waiver of your right to legal recourse under any state or federal law and (iii) any other provision in this Loan Agreement that is not enforceable against you under the MLA does not apply to you.

NOTICE TO THE BUYER: 1. THIS IS A CONSUMER CREDIT TRANSACTION. 2. DO NOT SIGN THIS CREDIT AGREEMENT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACE. 3. YOU ARE ENTITLED TO A COMPLETELY FILLED IN COPY OF THIS CREDIT AGREEMENT. **4. YOU MAY PREPAY THE UNPAID BALANCE UNDER THIS AGREEMENT AT ANY TIME SUBJECT TO THE "PREPAYMENT" DISCLOSURE ABOVE. 5. THIS LOAN AGREEMENT CONTAINS AN ARBITRATION PROVISION THAT, UNLESS YOU REJECT IT, MAY LIMIT YOUR RIGHT TO LITIGATE A CLAIM IN COURT OR HAVE A JURY TRIAL ON A CLAIM.**

ACCEPTANCE OF THIS LOAN AGREEMENT BY ELECTRONIC SIGNATURE: The first use of the Shopping Pass or the associated loan to make a purchase will constitute acceptance by (all) Borrower(s) of the terms of this Loan Agreement. The dated physical or electronic record of such use will evidence the signature of (all) Borrower(s) on this Loan Agreement and have the same legal effect as a physical signature.

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT. NON-NEGOTIABLE CONSUMER NOTE. RETAIL INSTALMENT CREDIT AGREEMENT.

Borrower: ______________________ Date: ______
Electronic record constitutes acceptance of this Agreement (see above)

Co- Borrower: ______________________ Date: ______
Electronic record constitutes acceptance of this Agreement (see above)

LENDER: /s/ ____________ Date:

IN-HOME SALE CUSTOMERS: ARIZONA, CONNECTICUT, NORTH DAKOTA AND RHODE ISLAND RESIDENTS: THIS INSTRUMENT IS BASED UPON A HOME/PERSONAL SOLICITATION SALE SUBJECT TO THE PROVISIONS OF TITLE 44, CHAPTER 15 OF THE ARIZONA REVISED STATUTES IN ARIZONA; THE HOME SOLICITATION SALES ACT IN CONNECTICUT, THE NORTH DAKOTA CENTURY CODE IN NORTH DAKOTA; AND TITLE 6, CHAPTER 28 OF THE RHODE ISLAND GENERAL LAWS. THIS INSTRUMENT IS NOT NEGOTIABLE.

TERMS AND CONDITIONS CONTINUE ON NEXT PAGE

Lender:
PPLD20190220 27 2 W Rev. 02/19

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1. Welcome. Thank you for opening an installment loan through the GreenSky® Program. By accepting the Shopping Pass, the Truth in Lending Disclosure, the terms and conditions, and the Lender's Privacy Notice (collectively, the "Loan Agreement "), each Borrower ("you") acknowledges that (i) ("Lender", "we", "our " or "us ") has approved Borrower(s) for a GreenSky® Program Installment Loan up to the Amount Financed as set forth in the Truth in Lending Disclosure above (the "Loan"), (ii) each Borrower has received and retained a copy of Lender's Privacy Notice, (iii) each Borrower has read this Loan Agreement, including any Addenda, and agrees to be bound by its terms, (iv) if this Agreement resulted from a sale in your home ("In-Home Sale"), the sales person has explained each Borrower's right to cancel and has provided a filled-in written Notice of Right to Cancel. Any Notice of Right to Cancel and any additional notice of right to cancel provided in the sales contract for an In-Home Sale, as well as any accompanying addendum provided to Borrower, are incorporated herein by reference, and unless any Borrower exercises the right to cancel, Lender agrees to pay the Amount Financed to Merchant/Provider for an In-Home Sale upon receipt of a transaction authorization, (v) either Borrower may direct Lender to make payments to Merchant/Provider by using the Shopping Pass or account number, and (vi) neither Borrower is a co-signer. A Certificate of Completion is required unless Borrower directs Lender to make payments to Merchant/Provider by using the Shopping Pass or account number. This Loan Agreement, including any changes to it, contains the terms of your agreement with

.

2. Installment Loan Program.

a. Using your Loan: You may make purchases of goods or services from Merchant/Provider, in total up to the "Amount Financed " set forth on the first page of this Loan Agreement, during the purchasing window time period specified on your Shopping Pass, which is incorporated herein by reference. You agree that each time you make a purchase of goods or services from Merchant/Provider, you are authorizing us to extend credit to you and to forward Loan proceeds to your Merchant/Provider directly on your behalf. We may decline transactions for any reason, including, but not limited to, operational matters, default, or suspected fraudulent or unlawful activity.
b. Credit Limit: You agree not to make purchases in excess of the Amount Financed shown above, but if you do, you agree that we may, in our sole discretion, increase the Amount Financed to include such excess amount in a " Summary of Account at Conversion" that reflects such increased Amount Financed and resulting increased anticipated Finance Charge and Total of Payments. The dated electronic record of such excess purchase(s) will evidence your request for and acceptance of any such increased terms.
c. End of Purchasing Window: We will total the purchases you made during the purchasing window and provide you with a Summary of Account at Conversion that will show (based on actual total purchases) a final Amount Financed, Finance Charge, Total of Payments and remaining payment schedule for your Loan based on your total purchases.
d. For your convenience, we may provide you with certain materials in both the Spanish and English languages. You agree that, to the greatest extent not prohibited by law, the English text will control.

3. Promise to Pay. For value received, you agree to pay us: (a) so much of the Amount Financed, as the same may be adjusted in accordance with this Loan Agreement, as you may actually use by initiating transactions under the Loan Agreement, plus (b) periodic interest at an annual rate of 9.99% on the unpaid Amount Financed outstanding until the loan is paid in full using a daily periodic rate,(c) any applicable taxes or other charges due under this Loan Agreement , plus, if applicable (d) an Activation Fee of $39.00, (a finance charge), upon your first transaction. We calculate the interest charge on your account by applying a daily periodic rate to the "daily balance" of your account for each day in the billing cycle. The daily periodic rate equals the annual rate divided by the number of days in the calendar year. To get the "daily balance" we take the beginning balance of your account each day, add any new transactions (such as purchases), and subtract any unpaid interest, payments or credits. This gives us the daily balance. Payments will be due as scheduled. Any balance, interest and other charges remaining unpaid are due in full on the date of the last scheduled payment. The actual amount of interest that you pay may exceed the Finance Charge disclosed in the Truth in Lending Disclosure or Summary of Account at Conversion if you do not make minimum payments due by their due dates as identified in your statements. If you do not make required payments, then, in addition to any other rights and remedies available under this Loan Agreement or applicable law, (i) your purchasing window may close early and (ii) no new purchases may be permitted.

4. Timing and Application of Payments. You agree to make payments in accordance with the estimated payment schedule contained in the Truth in Lending Disclosure on the preceding page (or any updated disclosure, including the Summary of Account at Conversion), provided that you will be obligated to make minimum monthly payments in the amounts and on the dates shown on your statements. Any payment made in excess of your minimum monthly payment will not reduce the amount of your next regularly scheduled payment. You agree that, except for updated amounts, if any, shown on your updated Summary of Account at Conversion, including any adjustments in scheduled payments to reflect your final Amount Financed and Finance Charges due, all other terms and disclosures of this Loan Agreement will remain in full force and effect. Once the initial payment due date is set, the payment due date will be the same day each month. Subject to applicable law, we may apply payments to the amounts you owe under this Loan Agreement in any order we choose. You may not tell us how to apply payments. Any partial prepayment will be applied against the outstanding balance, but will not postpone the due date of any subsequent monthly installments or change the amount of any such installments, unless we otherwise agree in writing.

5. Payment Method and Address. Unless automatic payments are authorized in connection with this Loan, you agree to make payments by mailing a check or money order to **P.O. Box 71215, Charlotte, NC 28272-1215** , by making a phone payment by dialing **1-855-809-1889** or by making an online payment at www.greenskyonline.com. A payment to our servicer in accordance with this Loan Agreement is a payment to us. You agree not to send us partial payments marked "paid in full," "without recourse," or similar language . If you send such a payment, we may accept it without losing any of our rights under this Loan Agreement. **All written communications concerning disputed amounts, including any check or other payment instrument that (i) is postdated and accompanied by adequate notice, (ii) indicates that the payment constitutes "payment in full" of the amount owed, (iii) is tendered with other conditions or limitations or (iv) is otherwise tendered as full satisfaction of a disputed amount, must be marked for special handling and mailed or delivered to us at P.O. Box 29429, Atlanta, GA 30359, Attention: Disputes.** Any dispute for healthcare services must include a fully completed Authorization to Release Patient Information form, which will be provided to the Provider.

6. Unpaid Balances. A Loan that has an unpaid balance of Amount Financed, interest, late charges, returned payment charges or any other fees or charges at the end of the term will not be regarded as "paid in full."

7. Access Device. We will provide you with a Shopping Pass which you may use to make purchases of goods or services from Merchant/Provider for a limited time, as identified on your Shopping Pass. Use of your Shopping Pass or Loan to make a purchase constitutes your acceptance of the terms of this Loan Agreement. You agree to notify us immediately if your Shopping Pass is lost, stolen or otherwise compromised.

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Lender:

PPLD20190220_27_2_W Rev. 02/19

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

8. Returned Payment Charge. Subject to applicable law, we may charge you a "Returned Payment Charge" as provided herein. If your lender is located in Connecticut, Georgia, Illinois, Iowa, Michigan, Nebraska, New Jersey, New York, Ohio, or Virginia , and your payment is dishonored or returned for any reason, you agree to pay us a Returned Payment Charge of **$20** . If your lender is located in Alabama and your payment is dishonored or returned for any reason, you agree to pay us a Returned Payment Charge of **$15**. If your lender is located in Kansas, there is no Returned Payment Charge. If you are a Massachusetts Borrower and your payment is dishonored or returned for any reason, you agree to pay us a Returned Payment Charge of **$10**. In all cases, we may charge this fee the first time any payment is returned even if it is paid upon resubmission.

9. Late Charge.

10. Default. Subject to applicable law, you will be in default ("Default ") if any of the following events occur:

(a) You have made any false or misleading statement(s) in your application for the Loan subject to this Loan Agreement or any other account that you may have with us;
(b) You fail to make a payment within 60 days of when it was due under this Loan Agreement or any other account agreement that you may have with us;
(c) You fail to comply fully with any term or condition of this Loan Agreement or any other account agreement that you may have with us;
(d) You file or someone else files against you a petition in bankruptcy; or
(e) You die.

MASSACHUSETTS NOTICE: If you are a Massachusetts borrower and this Loan Agreement is secured by a non-possessory interest in consumer goods, this Default provision is enforceable only to the extent that the Default is material and consists of a failure to make one or more payments as required by the Loan Agreement or the occurrence of an event that substantially impairs the value of the collateral.

11. Remedies on Default. If you are in Default, we will have all of the rights and remedies available to us at law or in equity, in addition to the specific rights and remedies set forth in this Loan Agreement. We may exercise any, some or all of our rights and remedies, in our sole discretion. If you are in Default, we may, at our option, require you to pay immediately the entire amount you owe us under this Loan Agreement, in full. Subject to the requirements of applicable law, we may do this without giving you any advance notice of presentment, acceleration or our intent to accelerate. Unless prohibited by applicable law, you agree to pay our reasonable costs and attorneys' fees related to the collection of your Loan.

12. Credit Inquiries and Loan Information. You authorize us to obtain a credit report on you for any legal purpose in connection with this Loan, including any update, extension of credit, review or collection of this Loan. If you request, we will tell you whether any credit report was requested and, if so, the name and address of the credit bureau furnishing the report.

13. Inaccurate Information. If you believe that we have information about you that is inaccurate or that we have reported or may report inaccurate information about you to a credit bureau, please notify us of the specific information that you believe is inaccurate by writing to us at **P.O. Box 29429, Atlanta, GA 30359, Attention: Disputes.** In doing so, please identify the inaccurate information and tell us why you believe it is incorrect. If you have a copy of the credit report that includes the inaccurate information, please send a copy of that report to us as well.

14. Negative Information Reporting. We may report information about your Loan to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report.

15. Severability. If applicable law is finally interpreted so that charges collected or to be collected in connection with this Loan Agreement exceed the permitted limits, then (i) any such charges will be reduced to the permitted amounts and (ii) any amounts already collected that exceed the permitted amounts will be credited to you by, at our option, applying the credit to any amounts due hereunder or making a direct payment to you. If any provision in this Loan Agreement is invalid under applicable law, the remainder of the provisions in this Loan Agreement will remain in effect and interpreted to give the greatest possible effect to the intent of the parties as originally written.

16. Assignment. This Loan Agreement may be sold at our discretion.

17. Governing Law. This Loan Agreement, including the rate of interest and fees, is governed by applicable federal law and, to the extent not preempted by federal law, the laws of where the Lender is located as shown in Section 1 (Welcome) of this Loan Agreement (without regard to the State's conflict of laws provisions). If Lender is located in Kansas, the Kansas Consumer Credit Code (Kan. Stat. Ann. §§ 16a-1-101 et seq.) governs this Agreement. If you are a Massachusetts borrower and the Amount Financed is $6,000 or less, this Loan Agreement is also subject to the Massachusetts Small Loan Law.

18. Joint and Several Liability. Each Borrower will be liable individually and together for all obligations under this Loan Agreement, including payment to us of the entire amount owed under this Loan Agreement.

19. No Waiver by Us. We will not be deemed to have waived any of our rights by delaying the enforcement of any of our rights. If we waive any of our rights in writing on one occasion, that waiver does not constitute a waiver by us of our rights on any future occasion.

20. Telephone Monitoring and Recording. You agree that we may monitor or record phone calls to ensure that you receive quality service and for training purposes.

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Lender:

PPLD20190220_27_2_W Rev. 02/19

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

21. Communicating With You; Consent to Contact by Electronic and Other Means.You agree that, to the greatest extent not prohibited by applicable law, we may contact you for any lawful reason, including for the collection of amounts owed to us. No such contact will be deemed unsolicited. You agree that we (and any other owner or servicer of your account) may contact you for any and all purposes arising out of or relating to your Loan at any physical or electronic addresses or numbers (including wireless cellular telephone numbers, ported landline numbers, VOIP or other services) as you may provide to us from time to time. We may use any means of communication, including, but not limited to, postal mail, electronic mail, telephone, text messaging, or other technology, to reach you. You agree that we may use automatic dialing and announcing devices which may play recorded messages. You may contact us at any time to ask that we not contact you using any one or more methods or technologies. You represent that you are permitted to receive communications at each of the telephone numbers you have provided to us.

22. Notices; Change of Address, Employment or Telephone Number. We will send all written notices and statements to your address as it appears on our records. To avoid delays and missed payments that could affect your credit standing, you agree to advise us promptly if you change your mailing address, place of employment, telephone number or other contact information, including, but not limited to, porting a landline telephone number to a cellular phone, VoIP or other services. You represent and agree that for purposes of imposing fees and charges, you are deemed to reside at the current mailing address that we have on record for you.

23. Entire Agreement. This Loan Agreement constitutes the final written expression of the credit agreement between you and us relating to your Loan. We are not bound by any oral representations made or implied that are not directly reflected in this Loan Agreement. **A credit agreement must be in writing to be enforceable. Oral agreements or commitments to loan money, extend credit, or forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you and us from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.**

Your Merchant pays transaction fees as a result of your use of the Loan. Your Merchant is prohibited from surcharging you to cover the cost of these transaction fees.

Notice to New Jersey Residents: Because certain provisions of this Loan Agreement are subject to applicable laws, they may be void, unenforceable or inapplicable in some jurisdictions. None of these provisions, however, is void, unenforceable or inapplicable in New Jersey.

24. NOTICES: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

Notice to California Residents:(AVISO PARA LOS QUE RESIDEN EN CALIFORNIA): SI SU PRÉSTAMO FUÉ NEGOCIADO PRIMERAMENTE EN ESPAÑOL, ESTAMOS OBLIGADOS A PRESENTARLE UNA TRADUCCIÓN EN ESPAÑOL DE LAS DISPOSICIONES REQUERIDAS POR LA REGULACIÓN FEDERAL Z, 12 C.F.R. APARTADO 1026.

Notice to Iowa Residents: IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS LOAN AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. BORROWER MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Notice to New Hampshire Residents: This Loan Agreement provides for reasonable attorneys' fees to be awarded to us in an action against you involving this Loan Agreement. Reasonable attorneys' fees will be awarded to you if you prevail in any action, suit or proceeding brought by us, or an action brought by you. If you successfully assert a partial defense or set-off, recoupment or counterclaim to an action brought by us, the court may withhold from us the entire amount or such portion of the attorneys' fees as the court considers equitable.

Notice to New York Residents: NOTICE TO THE BUYER: 1. Do not sign this credit agreement before you read it or if it contains any blank space. 2. You are entitled to a completely filled in copy of this credit agreement.

Notice to Ohio Residents: The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

Notice to Vermont Residents: Lender is engaged in loan production. **EACH BORROWER SHOULD RETAIN A COPY FOR THEIR RECORDS.**

25 . ARBITRATION PROVISION. Agreement to Arbitrate Disputes: This Arbitration Provision sets forth the circumstances and procedures under which Claims (defined below) that arise between you and us will be resolved through binding arbitration; provided, however, that this provision does not apply if, on the date this Agreement is issued, you are covered by the federal Military Lending Act as a member of the Armed Forces or a dependent of such a member. UNLESS YOU OPT OUT OF THIS ARBITRATION PROVISION AS PROVIDED BELOW OR EXCEPT AS APPLICABLE LAW PROHIBITS US FROM IMPOSING BINDING ARBITRATION ON YOU, NEITHER YOU NOR WE WILL HAVE THE RIGHT TO LITIGATE A CLAIM IN COURT OR HAVE A JURY TRIAL ON A CLAIM. OTHER RIGHTS THAT YOU WOULD HAVE IN COURT ALSO MAY NOT BE AVAILABLE OR MAY BE LIMITED IN ARBITRATION, INCLUDING YOUR RIGHT TO APPEAL AND YOUR ABILITY TO PARTICIPATE IN A CLASS ACTION. Nothing in this provision precludes you from filing and pursuing your individual Claim in a small claims court in your state or municipality, so long as that claim is pending only in that court. Definitions: As used in this Arbitration Provision, the term "Claim " means and includes any claim, dispute or controversy of every kind and nature, whether based in law or equity, between you and us arising from or relating to your Loan Agreement as well as the relationship resulting from such Agreement ("the Agreement"), including the validity, enforceability or scope of this Arbitration Provision or the Agreement. "Claim" also includes claims by or against any third party providing any product, service or benefit in connection with the Agreement (including, but not limited to, debt collectors and all of their agents, employees, directors and representatives) if and only if, such third party is named as a co-party with you or us (or files a Claim with or against you or us) in connection with a claim asserted by you or us against the other. As used in this Arbitration Provision, "you " and "us " also includes any corporate parent, wholly or majority owned subsidiaries, affiliates, any licensees, predecessors, successors, assigns and purchasers of any accounts, all agents, employees, directors and representatives of any of the foregoing and any third party providing any product, service or benefit in connection with the Agreement. Initiation of Arbitration Proceeding / Selection of Administrator: Any Claim will be resolved, upon the election by you or us, by arbitration pursuant to this Arbitration Provision and the code of procedures of the national arbitration organization to which the Claim is referred in effect at the time the Claim is filed (the "Code"), except to the extent the Code conflicts with the Agreement. Claims must be referred to either JAMS or The American Arbitration Association ("AAA"), as selected by the party electing to use arbitration. If a selection by us of either of these organizations is unacceptable to you, you will have the

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Lender:
PPLD20190220_27_2_W Rev. 02/19

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

right within 30 days after you receive notice of our election to select the other organization listed to serve as arbitration administrator. For a copy of the procedures, to file a Claim or for other information about these organizations, contact (1) JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614; www.jamsadr.com or (2) AAA at 335 Madison Avenue, New York, NY 10017, www.adr.org . In addition to the arbitration organizations listed above, Claims may be referred to any other arbitration organization that is mutually agreed upon in writing by you and us, or to an arbitration organization or arbitrator(s) appointed pursuant to Section 5 of the Federal Arbitration Act, 9 U.S.C. §§ 1-16, provided that any such arbitration organization and arbitrator(s) will enforce the terms of the restrictions set forth below. Class Action Waiver and Other Restrictions: Arbitration will proceed solely on an individual basis without the right for any Claims to be arbitrated on a class action basis or on bases involving claims brought in a purported representative capacity on behalf of others. The arbitrator's authority to resolve and make written awards is limited to Claims between you and us alone. Claims may not be joined or consolidated unless agreed to in writing by all parties. No arbitration award or decision will have a preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration. Notwithstanding any other provision in these terms and conditions and without waiving either party's right of appeal, if any portion of this "Class Action Waiver and Other Restrictions" provision is deemed invalid or unenforceable, then the entire Arbitration Provision (other than this sentence) will not apply. Arbitration Procedures: This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, as it may be amended ("FAA"), and the applicable Code. The arbitrator will apply applicable substantive law consistent with the FAA and applicable statutes of limitations and will honor claims of privilege recognized by law. Federal or state rules of civil procedure or evidence will not apply. Written requests to expand the scope of discovery rest within the arbitrator's sole discretion and will be determined pursuant to the applicable Code. The arbitrator will take reasonable steps to preserve the privacy of individual, and of business matters. Judgment upon the written arbitral award may be entered in any court having jurisdiction. Subject to the right of appeal under the FAA, the arbitrator's written decision will be final and binding unless you or we take an appeal from the award by making a dated, written request to the arbitration organization within 30 days from the date of entry of the written arbitral award. A three-arbitrator panel administered by the same arbitration organization will consider anew any aspect of the award objected to by the appellant, conduct an arbitration pursuant to its Code and issue its decision within 120 days of the date of the appellant's written notice. The panel's majority vote decision will be final and binding. Location of Arbitration / Payment of Fees: The arbitration will take place in the federal judicial district where you live. Regardless of who wins in arbitration, you will only be responsible for paying your share, if any, of the arbitration fees required by the applicable Code, which amount will not exceed the filing fees that you would have incurred if the Claim had been brought in the appropriate state or federal court closest to where you live. We will pay the remainder of any arbitration fees. At your written request, we will consider in good faith making a temporary advance of all or part of your share of the arbitration fees. Waivers also may be available from the JAMS or AAA. Continuation: This Arbitration provision will survive termination of the Agreement, as well as voluntary payment in full of your account, any debt collection proceeding by or between you and us, and any bankruptcy by you or us. If any portion of this Arbitration Provision, except the "Class Action Waiver and Other Restrictions" provision above, is deemed invalid or unenforceable for any reason, it will not invalidate the remaining portions of this Arbitration Provision or the Agreement, each of which will be enforceable regardless of such invalidity. Opt-Out Process: You may choose to opt out of and not be subject to this Arbitration Provision but only by following the process set forth below. If you do not wish to be subject to this Arbitration Provision, then you must notify us in writing within forty-five (45) calendar days of the date of the Agreement at the following address: P.O. Box 29429, Atlanta, GA 30359, Attention: Legal. Your written notice must include your name, address, social security number, the date of the Agreement, and a statement that you wish to opt out of this Arbitration Provision. Your notice to opt out will only apply to this particular Agreement with us and not to subsequent or previous agreements.

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Lender:

PPLD20190220_27_2_W Rev. 02/19

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE D

Services

a.Servicer will offer and provide the Licensed Technology, consisting of on-line Internet capability, through which applicants for Loans may receive and complete Loan Applications on behalf of Lender for the GreenSky® Program (each such portal, website, API or mobile application being referred to herein as the “Portal”). The Portal shall provide functionality for electronic signature by applicants and co-applicants submitting a Loan Application. The electronic signature process will comply in all material respects with all applicable Laws.

b.    Servicer will provide, staff and operate a call center to provide customer service support to applicants, co-applicants and Borrowers related to the GreenSky® Program.

c.    The systems will also incorporate the Underwriting Criteria and Servicer shall be responsible for ensuring that each Loan complies with the Underwriting Criteria.

d.    With the exception of Lender’s privacy policy which will be provided to Servicer by Lender, Servicer will be responsible for creation and distribution of all Program Materials and customer correspondence relating to the origination of the Loans including, without limitation, the Loan Application, Loan Agreement, Disclosures, notices of adverse action, cover letters and other notifications, both paper and electronic, and shall bear all costs thereof. Such Program Materials and customer correspondence will comply in all material respects with applicable Laws.

e.    Servicer will provide Lender’s privacy policy to each Borrower with the Loan Agreement prior to the Borrower’s use of the Loan in accordance with the Privacy Laws, and annually thereafter during the period that the Loan remains outstanding.

f.    Servicer will obtain information about an applicant/co-applicant required under the Underwriting Criteria in order to underwrite a Loan Application.

g.    Servicer will obtain a credit report on each Borrower from a nationally recognized credit bureau.

h.    In the event that the systems generates a “denied credit” with respect to a Loan Application (based on the Underwriting Criteria), Servicer shall prepare an adverse action letter to the prospective borrower referred to in such Loan Application. Such adverse action letter shall comply in all material respects with all applicable Law.

i.    Servicer will prepare and forward to any Borrowers of a Loan, any Disclosures or co-signer notices required under applicable Law, including the Truth-in-Lending Act and Regulation Z. Such notices and Disclosures shall be prepared by Servicer in accordance with, and will comply with, in all material respects all applicable Laws (except that Lender shall provide to Servicer and shall be responsible for Lender’s privacy policy).
j.    Servicer will perform the AML/BSA customer identity procedures on behalf of Lender, as set forth in Section 5.01(a)(iii) of the Loan Origination Agreement.

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE E

Information Security and Privacy Requirements

[***Approximately 4 pages redacted***]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE F

Site(s)

[***Approximately 3 pages redacted***]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE G

Governance

[***Approximately 4 pages redacted***]

Exhibit 10.18

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE H

Servicer Reports

[***Approximately 3 pages redacted***]

In addition, Servicer shall deliver, on a frequency that Lender and Servicer shall agree to be necessary and appropriate, such other reports required by Lender in order to comply with applicable Law or as Lender and Servicer shall agree to be necessary and appropriate. Servicer shall provide Lender with periodic reporting as to the performance of all Loans funded by the various lenders, provided, however, that the Borrowers and lenders will not be specifically identified.